Filed pursuant to Rule 424(b)(3)
Registration No. 333-209616

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the Notes nor do they seek an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 19, 2016)

$

% Junior Subordinated Notes due 2056

We are offering $                aggregate principal amount of our                % Junior Subordinated Notes due 2056 (the “Notes”). The Notes will bear interest at a fixed rate of                % per year. Interest will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2016, subject to our right to defer interest payments as described below. The Notes will be issued in registered form and in denominations of $25.00 and integral multiples of $25.00 in excess thereof. The Notes will mature on September 15, 2056.

We may defer interest payments on the Notes on one or more occasions for up to 20 consecutive quarterly periods per deferral period as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the Notes, compounded quarterly, to the extent permitted by applicable law.

We may redeem the Notes at our option at the times and the prices described in this prospectus supplement.

The Notes will be our unsecured, junior subordinated obligations and will rank junior and subordinate in right of payment to all our current and future senior indebtedness on the terms set forth in the indenture pursuant to which the Notes will be issued. The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange. If the application is approved, we expect trading in the Notes to begin within 30 days after the date that the Notes are first issued.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in our other reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which we incorporate by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Initial public offering price(1)		%	$
Underwriting discount		%	$
Proceeds to Legg Mason, Inc. (before expenses)(2)		%	$

(1)	Plus accrued interest from and including , 2016, if settlement occurs after that date.
(2)	The underwriting discount will be $ per Note for sales to institutions and, to the extent of such institutional sales, the total underwriting discount will be less than the amount set forth in the above table. As a result of sales to institutions, the total proceeds to us before expenses will be $ .

The underwriters will have the option to purchase up to an additional $                million aggregate principal amount of Notes for 30 days after the date of this prospectus supplement in order to cover over-allotments, if any. Should the underwriters exercise this option in full, the total initial public offering price, underwriting discount and proceeds to us (before expenses) will be $                , $                 and $                , respectively (assuming that no sales are made to institutions).

Delivery of the Notes in book-entry only form will be made through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. on or about                 , 2016.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	Citigroup	J.P. Morgan	Wells Fargo Securities

                , 2016

Prospectus Supplement

Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us or incorporated by reference herein or therein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us

i

nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates the information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to the Notes. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document that has previously been filed, on the other hand, the information in this prospectus supplement shall control.

Unless provided otherwise or the context otherwise requires, references in this prospectus supplement to the “Company,” “Legg Mason,” “we,” “us” and “our” are to Legg Mason, Inc. and to its predecessors and subsidiaries.

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FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus and any documents incorporated by reference contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Legg Mason does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:

•	anticipated growth in revenues, margins or earnings per share;

•	anticipated changes in our business or in the amount of our client assets under management (“AUM”) or assets under advisement (“AUA”);

•	anticipated future performance of our business, including expected earnings per share in future periods;

•	anticipated future investment performance of our affiliates;

•	our expected future net client cash flows;

•	anticipated expense levels and changes in expenses;

•	our expected effects of acquisitions;

•	expectations regarding financial market conditions; and

•	assumptions regarding any of the foregoing.

Because these statements involve anticipated events or conditions, forward looking statements often include words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or similar expressions, including the negative of those terms.

By their very nature, forward looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward looking statements will not be achieved. A number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements. Such factors are, but are not limited to:

•	the total value and composition of our AUM;

•	the mix of our AUM among our affiliates, asset classes, client type and geography;

•	the revenue yield of our AUM;

•	the volatility and general level of securities prices and interest rates;

•	the relative investment performance of company-sponsored investment funds and other asset management products both in absolute terms and relative to competing offerings and market indices;

•	investor sentiment and confidence;

•	general economic conditions;

•	our ability to maintain investment management and administrative fees at current levels;

•	competitive conditions in our business;

•	the ability to attract and retain key personnel and the effects of acquisitions, including prior acquisitions;

•	variations in the level of compensation expense incurred as a result of changes in the number of total employees, competitive factors, changes in the percentages of revenues paid as compensation or other reasons;

•	increases in distribution expenses;

•	variations in expenses and capital costs, including depreciation, amortization and other non-cash charges incurred by us to maintain our administrative infrastructure;

•	unanticipated costs that may be incurred by Legg Mason from time to time to protect client goodwill, to otherwise support investment products or in connection with litigation or regulatory proceedings; and

•	the effects of acquisitions and dispositions.

Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond our control, including but not limited to those discussed above, and elsewhere herein, under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 and in our other public filings, press releases and statements by our management. Due to such risks, uncertainties and other factors, do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Forward-looking statements are only as of the date they are made, and, except as required by law, might not be updated to reflect changes as they occur after the forward-looking statements are made. We urge you to review Legg Mason’s filings with the SEC for any updates to our forward-looking statements.

SUMMARY

This summary highlights selected information contained or incorporated by reference in the prospectus supplement and the accompanying base prospectus. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference carefully before investing. You should also review “Risk Factors” to determine whether an investment in the Notes is appropriate for you.

Legg Mason, Inc.

Legg Mason is a global asset management company. Acting through our subsidiaries, we provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other pooled investment vehicles. We offer these products and services directly and through various financial intermediaries. We have operations principally in the United States of America and the United Kingdom and also have offices in Australia, Bahamas, Brazil, Canada, Chile, China, Dubai, France, Germany, Italy, Japan, Poland, Singapore, Spain, Switzerland and Taiwan.

Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for its various subsidiaries. The predecessor companies to Legg Mason trace back to Legg & Co., a Maryland-based broker dealer formed in 1899. Our subsequent growth has occurred primarily through internal expansion and the acquisition of asset management and broker dealer firms. In December 2005, Legg Mason completed a transaction in which it sold its primary broker dealer businesses to concentrate on the asset management industry.

The Offering

The summary below sets forth some of the principal terms of the Notes. Please read the “Description of Notes” section in this prospectus supplement and the “Description of Debt Securities—Junior Subordinated Debt Securities” section in the accompanying base prospectus for a more detailed description of the terms and conditions of the Notes.

Issuer	Legg Mason, Inc.

Security Offered	We are offering $ aggregate principal amount (or $ aggregate principal amount if the underwriters exercise their over-allotment option in full) of our % Junior Subordinated Notes due 2056. The Notes will be issued in registered form and in denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Maturity	The Notes will mature on September 15, 2056.

Interest Rate	The Notes will bear interest at a fixed rate of % per year.

Interest Payment Dates	Subject to our right to defer interest payments as described below, interest on the Notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”), beginning on December 15, 2016.

Option to Defer Interest Payments	We may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes by extending the interest payment period for up to 20 consecutive quarterly periods (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”) for each Optional Deferral Period. In other words, we may declare at our discretion up to a five-year interest payment moratorium on the Notes and may choose to do so on more than one occasion. A deferral of interest payments may not extend beyond the maturity date of the Notes or end on a day other than an Interest Payment Date.

Any deferred interest on the Notes will accrue additional interest at a rate of % per year, compounded quarterly, to the extent permitted under applicable law. Once we pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

We are required to provide to the Trustee (as defined herein) written notice of any optional deferral of interest at least 10 and not more than 60 Business Days prior to the earlier of (1) the next applicable Interest Payment Date or (2) the date, if any, upon which we are required to give notice of such Interest Payment Date or the record date therefor to the New York Stock Exchange or any applicable self-regulatory organization. The Trustee is required to promptly forward any such notice to each holder of record of the Notes.

Certain Restrictions during Optional Deferral Period	During an Optional Deferral Period, we will not be permitted to do any of the following, with certain limited exceptions described below under “Description of Notes—Certain Limitations During an Optional Deferral Period”:

•	declare or pay any dividend or make any distributions, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of interest on, principal of or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) that rank equally with or junior in right of payment to the Notes.

Optional Redemption	We may redeem the Notes at our option before their maturity:

•	in whole or in part, on one or more occasions, on or after September 15, 2021 at 100% of their principal amount, plus any accrued and unpaid interest thereon;

•	in whole, but not in part, before September 15, 2021 at 100% of their principal amount, plus any accrued and unpaid interest thereon, if certain changes in tax laws, regulations or interpretations occur; or

•	in whole, but not in part, before September 15, 2021 at 102% of their principal amount, plus any accrued and unpaid interest thereon, if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes.

For a more complete description of the circumstances under and the redemption prices at which the Notes may be redeemed, see “Description of Notes—Optional Redemption,” “Description of Notes—Right to Redeem Upon a Tax Event” and “Description of Notes—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

Subordination; Ranking	Our obligations under the Notes are unsecured and rank junior in right of payment to all of our “Senior Indebtedness,” whether presently existing or from time to time hereafter incurred, created, assumed or existing, as defined under “Description of the Debt Securities—Junior Subordinated Debt Securities—Subordination” in the accompanying base prospectus. As of June 30, 2016 (and prior to giving effect to this offering of Notes and the use of proceeds therefrom), our Senior Indebtedness, on an unconsolidated basis, aggregated to approximately $2.0 billion.

Because we are a holding company, our right and, hence, the right of our creditors (including holders of the Notes) to participate in any distribution of the assets of any subsidiary of ours, whether upon liquidation, reorganization or otherwise, is structurally subordinated to claims of creditors and preferred and preference stockholders of each subsidiary. As of June 30, 2016, on a consolidated basis (and prior to giving effect to this offering of Notes and the use of proceeds therefrom), we had approximately $1.8 billion of outstanding long-term debt (including securities due within one year), none of which was long-term debt (including securities due within one year) of our subsidiaries. In addition, as of June 30, 2016 (and prior to giving effect to this offering of Notes and the use of proceeds therefrom), we had approximately $500 million of short-term borrowings, none of which was short-term borrowings of our subsidiaries.

There are no terms of the Notes that limit our ability to incur additional Senior Indebtedness, or that limit our subsidiaries’ ability to incur additional debt or other liabilities or issue preferred and preference stock.

Events of Default	The following are the Events of Default with respect to the Notes:

•	failure to pay principal of, or premium, if any, on, or interest on, the Notes when due at maturity or earlier redemption;

•	failure to pay interest on the Notes when due and payable (other than at maturity or upon earlier redemption) that continues for 30 days (subject to our right to optionally defer interest payments); or

•	certain events of bankruptcy, insolvency or reorganization involving us.

Sinking Fund	None

Use of Proceeds	We estimate that the net proceeds from this offering of the Notes will be approximately $ (or approximately $ if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and offering expenses.

We expect to use the net proceeds of this offering to repay a portion of the outstanding borrowings under our existing revolving credit facility (the “Revolving Credit Facility”), to pay fees and expenses related to this offering of Notes and for general corporate purposes.

Conflicts of Interest	Affiliates of the underwriters are lenders under our Revolving Credit Facility and will receive more than 5% of the proceeds of the offering. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”). See “Underwriting (Conflicts of Interest).”

Listing	We intend to apply to list the Notes on the New York Stock Exchange. If the application is approved, we expect trading in the Notes to begin within 30 days after the date that the Notes are first issued.

Trustee and Paying Agent	The Bank of New York Mellon

Governing Law	New York law

Certain Risk Factors	An investment in the Notes involves risks. Please refer to the risk factors beginning on page S-9 of this prospectus supplement and the risk factors in the reports we file with the SEC pursuant to the Exchange Act which we incorporate by reference herein.

United States Federal Income Tax Considerations	Shearman & Sterling LLP, tax counsel to Legg Mason, is of the opinion that, under current law and assuming full compliance with the terms of the indenture governing the Notes and other relevant documents, the Notes will be classified for United States federal income tax purposes as indebtedness of Legg Mason upon their issuance. This opinion is not binding on the Internal Revenue Service (the “IRS”) or any court and there can be no assurance that the IRS or a court will agree with this opinion. See “Material United States Federal Income Tax Considerations—Classification of Notes as Indebtedness.”

Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all United States federal, state and local tax purposes. In addition, we intend to treat the Notes as indebtedness for United States federal income tax purposes.

If we elect to defer interest on the Notes for one or more Optional Deferral Periods, the holders of the Notes would be required to include amounts in income for United States federal income tax purposes during such period, regardless of such holder’s method of accounting for United States federal income tax purposes and notwithstanding that no interest payments will be made on the Notes during such periods. See “Material United States Federal Income Tax Considerations—United States Holders.”

Summary Consolidated Financial Data

The following table sets forth summary consolidated financial data. We derived the summary operating results for the fiscal years ended March 31, 2016, 2015, 2014 and 2013, and the summary balance sheet data as of March 31, 2016, 2015 and 2014 from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus. The summary operating results for the fiscal years ended March 31, 2012 and the balance sheet data as of March 31, 2013 and 2012 are derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We derived the summary operating results for the three months ended June 30, 2016 and 2015 and the summary balance sheet data as of June 30, 2016 from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. We derived the summary balance sheet data as of June 30, 2015 from unaudited consolidated financial statements not included or incorporated by reference in this prospectus supplement or accompanying base prospectus. These unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of our management, include all adjustments considered necessary for a fair presentation of the financial position and results of operations for such periods. This summary financial data is qualified by reference to, and should be read in conjunction with, our historical financial statements, including the notes thereto. Operating results for the three months ended June 30, 2016 are not necessarily indicative of operating results that may be expected for the full fiscal year.

	Three Months Ended June 30, (unaudited)		Fiscal Years Ended March 31,
	2016	2015	2016	2015	2014	2013	2012
	(Dollars in thousands, unless otherwise noted)
OPERATING RESULTS
Operating revenues	$700,165	$708,650	$2,660,844	$2,819,106	$2,741,757	$2,612,650	$2,662,574
Operating expenses, excluding impairment	626,610	584,107	2,239,013	2,320,887	2,310,864	2,313,149	2,323,821
Impairment of intangible assets and goodwill	—	—	371,000	—	—	734,000	—

Operating income (loss)	73,555	124,543	50,831	498,219	430,893	(434,499)	338,753
Other non-operating expense, net	(16,132)	(4,921)	(68,806)	(136,114)	(13,726)	(73,287)	(54,006)
Other non-operating income (loss) of consolidated investment vehicles, net	3,228	407	(7,243)	5,888	2,474	(2,821)	18,336

Income (loss) before income tax provision (benefit)	60,651	120,029	(25,218)	367,993	419,641	(510,607)	303,083
Income tax provision (benefit)	15,311	25,090	7,692	125,284	137,805	(150,859)	72,052

Net income (loss)	45,340	94,939	(32,910)	242,709	281,836	(359,748)	231,031
Less: net income (loss) attributable to non-controlling interests	11,888	391	(7,878)	5,629	(2,948)	(6,421)	10,214

Net income (loss) attributable to Legg Mason, Inc.	$33,452	$94,548	$(25,032)	$237,080	$284,784	$(353,327)	$220,817

BALANCE SHEET
Total assets(3)	$8,296,593	$6,820,432	$7,520,446	$7,064,834	$7,103,203	$7,264,582	$8,547,381
Long-term debt(1)(3)	1,738,321	1,048,166	1,740,985	1,048,976	1,031,118	1,139,876	1,128,526
Total stockholders’ equity attributable to Legg Mason, Inc.	4,094,319	4,522,206	4,213,563	4,484,901	4,724,724	4,818,351	5,677,291

UNAUDITED FINANCIAL RATIOS AND OTHER DATA
Total debt to total capital(2)	35.5%	18.9%	29.9%	19.1%	18.0%	19.2%	19.6%
Assets under management (in millions) at period end	$741,853	$699,166	$669,615	$702,724	$701,774	$664,609	$643,318

(1)	Includes current portion of long-term debt.
(2)	Calculated based on total debt as a percentage of total capital (total stockholders’ equity attributable to Legg Mason, Inc. plus total debt).
(3)	For the fiscal year ended March 31, 2016, we elected to early adopt updated accounting guidance which requires unamortized debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated long-term debt liability. This guidance was adopted on a retrospective basis. Therefore, for fiscal years ended March 31, 2015, 2014, 2013 and 2012, we reclassified unamortized debt issuance costs from “Other assets” to “Long-term debt.” See Note 1 of Notes to Consolidated Financial Statements in Item 8 Financial Statements and Supplemental Data of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

RISK FACTORS

An investment in the Notes involves various material risks. Before making your investment decision, you should carefully review the following risk factors and the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on May 23, 2016, which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and the accompanying base prospectus, and in any pricing term sheet that we provide you in connection with the offering of Notes pursuant to this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying base prospectus, the documents incorporated and deemed to be incorporated by reference and in any such pricing term sheet.

Risks Related to Our Asset Management Business

Poor Investment Performance Could Lead to a Loss of AUM and a Decline in Revenues

We believe that investment performance is one of the most important factors for the maintenance and growth of our AUM. Poor investment performance, either on an absolute or relative basis, could impair our revenues and growth because:

•	existing clients might withdraw funds in favor of better performing products, which would result in lower investment advisory and other fees;

•	our ability to attract funds from existing and new clients might diminish; and

•	negative absolute investment performance will directly reduce our managed assets.

In addition, in the ordinary course of our business we may reduce or waive investment management fees, or limit total expenses, on certain products or services for particular time periods to manage fund expenses, or for other reasons, and to help retain or increase managed assets. If our revenues decline without a commensurate reduction in our expenses, our net income will be reduced. From time to time, several of our key equity and fixed income asset managers generated poor investment performance, on a relative basis or an absolute basis, in certain products or accounts that they managed, which contributed to a significant reduction in their AUM and revenues and a reduction in performance fees, and several of our asset managers currently face these issues, particularly in connection with shorter-term performance. We face periodic performance issues with certain of our products, and there is typically a lag before improvements in investment performance produce a positive effect on asset flows. There can be no assurances as to when, or if, investment performance issues will cease to negatively influence our AUM and revenues.

AUM May Be Withdrawn, Which May Reduce Our Revenues and Net Income

Our investment advisory and administrative contracts are generally terminable at will or upon relatively short notice, and investors in the mutual funds that we manage may redeem their investments in the funds at any time without prior notice. Institutional and individual clients can terminate their relationships with us, reduce the aggregate amount of AUM, or shift their funds to other types of accounts with different rate structures for any number of reasons, including investment performance, changes in prevailing interest rates, changes in investment preferences of clients, changes in our reputation in the marketplace, changes in management or control of clients or third-party distributors with whom we have relationships, loss of key investment management or other personnel and financial market performance. This risk is underscored by the fact that we have one international client that represents approximately 8% (primarily liquidity assets) of our total AUM as of June 30, 2016 that generates approximately 2% of our operating revenues for the quarter ended June 30, 2016. In addition, in a declining securities market, the pace of mutual fund redemptions and withdrawal of assets from other accounts could accelerate. Poor investment performance generally or relative to other investment management firms tends to result in decreased purchases of fund shares, increased redemptions of fund shares, and the loss of institutional or individual accounts.

We have experienced net outflows of equity AUM for the last ten fiscal years due in part to investment performance issues. Though we experienced net long-term inflows in fiscal year 2015, we experienced net long-term outflows in fiscal year 2016 and for the three months ended June 30, 2016, a trend which may continue in the future. During the three months ended June 30, 2016, we had $6.9 billion of net client inflows. The net inflows for the three months ended June 30, 2016 included liquidity and fixed income inflows of $8.0 billion and $3.9 billion, respectively, which were partially offset by net outflows in equity and alternatives of $3.0 billion and $2.0 billion, respectively. During fiscal years 2016 and 2015, we had $26.1 billion and $5.7 billion of net client outflows, respectively. The fiscal year 2016 net outflows included $14.9 billion in liquidity outflows, $10.8 billion in equity outflows and $0.4 billion in fixed income outflows. Fiscal year 2015 net outflows included $22.2 billion in liquidity outflows and $2.7 billion in equity outflows, which were partially offset by $19.2 billion in fixed income inflows.

If We Are Unable to Maintain Our Fee Levels or If Our Asset Mix Changes, Our Revenues and Margins Could Be Reduced

Our profit margins and net income are dependent in significant part on our ability to maintain current fee levels for the products and services that our asset managers offer. There has been a trend toward lower fees in some segments of the asset management industry, and no assurances can be given that we will be able to maintain our current fee structure. Competition could lead to our asset managers reducing the fees that they charge their clients for products and services. See “—Competition in the Asset Management Industry Could Reduce our Revenues and Net Income.” In addition, our asset managers may be required to reduce their fee levels, or restructure the fees they charge, because of, among other things, regulatory initiatives or proceedings that are either industry-wide or specifically targeted, or court decisions. A reduction in the fees that our asset managers charge for their products and services will reduce our revenues and could reduce our net income. These factors also could inhibit our ability to increase fees for certain products.

Our AUM can generate very different revenues per dollar of managed assets based on factors such as the type of asset managed (equity assets generally produce greater revenues than fixed income assets), the type of client (institutional clients generally pay lower fees than other clients), the type of asset management product or service provided and the fee schedule of the asset manager providing the service. A shift in the mix of our AUM from higher revenue-generating assets to lower revenue-generating assets may result in a decrease in our revenues even if our aggregate level of AUM remains unchanged or increases. A decrease in our revenues, without a commensurate reduction in expenses, will reduce our net income. We experienced a shift in the mix of our AUM during fiscal year 2016, during which our equity AUM decreased to $180.5 billion (27% of our total AUM) on March 31, 2016 from $199.4 billion (28% of our total AUM) on March 31, 2015. In addition, average AUM operating revenue yields, excluding performance fees, decreased to 38.2 basis points in fiscal year 2016 from 38.9 basis points in fiscal year 2015 due to a less favorable product mix with lower yielding products comprising a higher percentage of our total average AUM for fiscal year 2016 as compared to fiscal year 2015. There can be no assurance that we will achieve a more favorable product mix in future fiscal years.

Our Mutual Fund Management Contracts May Not Be Renewed, Which May Reduce Our Revenues and Net Income

A substantial portion of our revenue comes from managing U.S. mutual funds. We generally manage these funds pursuant to management contracts with the funds that must be renewed and approved by the funds’ boards of directors annually. A majority of the directors of each mutual fund are independent from us. Although the funds’ boards of directors have historically approved each of our management contracts, there can be no assurance that the board of directors of each fund that we manage will continue to approve the funds’ management contracts each year, or will not condition its approval on the terms of the management contract being revised in a way that is adverse to us. If a mutual fund management contract is not renewed, or is revised in a way that is adverse to us, it could result in a reduction in our revenues and, if our revenues decline without a commensurate reduction in our expenses, our net income will be reduced.

Unavailability of Appropriate Investment Opportunities Could Hamper Our Investment Performance or Growth

An important component of investment performance is the availability of appropriate investment opportunities for new client funds. If any of our asset managers are not able to find sufficient investments for new client assets in a timely manner, the asset manager’s investment performance could be adversely affected. Alternatively, if one of our asset managers does not have sufficient investment opportunities for new funds, it may elect to limit its growth by reducing the rate at which it receives new funds. Depending on, among other factors, prevailing market conditions, the asset manager’s investment style, regulatory and other limits and the market sectors and types of opportunities in which the asset manager typically invests (such as less capitalized companies and other more thinly traded securities in which relatively smaller investments are typically made), the risks of not having sufficient investment opportunities may increase when an asset manager increases its AUM, particularly when the increase occurs very quickly. If our asset managers are not able to identify sufficient investment opportunities for new client funds, their investment performance or ability to grow may be reduced.

Changes in Securities Markets and Prices May Affect Our Revenues and Net Income

A large portion of our revenue is derived from investment advisory contracts with clients. Under these contracts, the investment advisory fees we receive are typically based on the market value of AUM. Accordingly, a decline in the prices of securities generally may cause our revenues and income to decline by:

•	causing the value of our AUM to decrease, which would result in lower investment advisory and other fees;

•	causing our clients to withdraw funds in favor of investments they perceive offer greater opportunity or lower risk, which would also result in lower investment advisory and other fees; or

•	decreasing the performance fees earned by our asset managers.

There are often substantial fluctuations in price levels in the securities markets. These fluctuations can occur on a daily basis and over longer periods as a result of a variety of factors, including national and international economic and political events, broad trends in business and finance, and interest rate movements. Reduced securities market prices generally may result in reduced revenues from lower levels of AUM and loss or reduction in advisory, incentive and performance fees. Periods of reduced market prices may adversely affect our profitability because fixed costs remain relatively unchanged. Because we operate in one industry, the business cycles of our asset managers may occur contemporaneously. Consequently, the effect of an economic downturn may have a magnified negative effect on our business.

In addition, as of March 31, 2016, a substantial portion of our invested assets consisted of securities and other seed capital investments. A decline in the value of equity, fixed income or other alternative securities could lower the value of these investments and result in declines in our non-operating income and net income. Increases or decreases in the value of these investments could increase the volatility of our earnings.

Changes in Interest Rates Could Have Adverse Effects on Our AUM

Increases in interest rates from their historically low present levels may adversely affect the net asset values of our AUM. In addition, in a rising interest rate environment, institutional investors may shift liquidity assets that we manage in pooled investment vehicles to direct investments in the types of assets in which the pooled vehicles invest in order to realize higher yields than those available in money market and other products or strategies holding lower-yielding instruments. Furthermore, increases in interest rates may result in reduced prices in equity markets. Conversely, decreases in interest rates could lead to outflows in fixed income or liquidity assets that we manage as investors seek higher yields. Any of these effects could lower our AUM and revenues and, if our revenues decline without a commensurate reduction in our expenses, our net income will be reduced.

The current historically low interest rate environment affects the yields of money market funds, which are based on the income from the underlying securities less the operating costs of the funds. With short-term interest rates at or near zero, the operating expenses of money market funds may become greater than the income from the underlying securities, which reduces the yield of the money market funds to very low levels. In addition, bank deposits may become more attractive to investors and money market funds could experience redemptions, which could decrease our revenues and net income. We are monitoring the industry wide low yields of money market funds, which may result in negative yields, particularly in Europe, which could have a significant adverse effect on the industry in general and our liquidity business in particular. During the past four fiscal years, we voluntarily waived certain fees or assumed expenses of money market funds for competitive reasons, such as to maintain competitive yields, which reduces our advisory fee income and net income. These fee waivers for competitive reasons resulted in approximately $70 million in reduced investment advisory revenues in fiscal year 2016, and have continued into the present fiscal year.

Competition in the Asset Management Industry Could Reduce Our Revenues and Net Income

The asset management industry in which we are engaged is extremely competitive and we face substantial competition in all aspects of our business. We compete with numerous international and domestic asset management firms and broker-dealers, mutual fund complexes, hedge funds, commercial banks, insurance companies, other investment companies and other financial institutions. Many of these organizations offer products and services that are similar to, or compete with, those offered by our asset managers and have substantially more personnel and greater financial resources than we do. Some of these competitors have proprietary products and distribution channels that make it more difficult for us to compete with them. In addition, many of our competitors have long-standing and established relationships with distributors and clients. From time to time, our asset managers also compete with each other for clients and AUM. Our ability to compete may be adversely affected if, among other things, our asset managers lose key employees or, as has been the case for certain of the products managed by our asset managers, under-perform in comparison to relevant performance benchmarks or peer groups.

The asset management industry has experienced from time to time the entry of many new firms, as well as significant consolidation as numerous asset management firms have either been acquired by other financial services firms or ceased operations. In many cases, this has resulted in firms with greater financial resources than we have. In addition, a number of heavily capitalized companies, including commercial banks and foreign entities have made investments in and acquired asset management firms. Access to mutual fund distribution channels has also become increasingly competitive. All of these factors could make it more difficult for us to compete, and no assurance can be given that we will be successful in competing and growing our AUM and business. If clients and potential clients decide to use the services of competitors, it could reduce our revenues and growth rate, and if our revenues decrease without a commensurate reduction in our expenses, our net income will be reduced. In this regard, there are a number of asset classes and product types that are not well covered by our current products and services. When these asset classes or products are in favor with investors, we will miss the opportunity to gain the AUM that are being invested in these assets and face the risk of our managed assets being withdrawn in favor of competitors who provide services covering these classes or products. For example, to the extent there is a trend in the asset management business in favor of passive products such as index and certain types of exchange-traded funds, it favors our competitors who provide those products over active managers like our asset managers. In addition, our asset managers are not typically the lowest cost provider of asset management services. To the extent that we compete on the basis of price in any of our businesses, we may not be able to maintain our current fee structure in that business, which could adversely affect our revenues and net income. In the retail separately managed account program business, there has been a trend toward more open programs that involve more asset managers who provide only investment models which the financial institution sponsor’s employees use to allocate assets. A number of the programs for which we provide services have followed this trend, and additional programs could do so in the future. This trend could result in AUM retention issues due to additional competition within the programs, particularly for products with performance issues, and reduced management fees, which are typical results of providing investment models rather than advisory services.

Our business is asset management. As a result, we may be more affected by trends and issues affecting the asset management industry, such as industry-wide regulatory issues and inquiries, publicity about, and public perceptions of the industry and asset management industry market cycles, than other financial services companies that have more diversified businesses.

We May Support Money Market Funds to Maintain Their Stable Net Asset Values, or Other Products We Manage, Which Could Affect our Revenues or Operating Results

Approximately 16% of our AUM as of June 30, 2016, consisted of assets in money market funds. Money market funds seek to preserve a stable net asset value. The money market funds our asset managers manage have always maintained this stable net asset value. However, there is no guarantee that this stable net asset value will be achieved in the future. Market conditions could lead to severe liquidity or security pricing issues, which could impact their net asset values. If the net asset value of a money market fund managed by our asset managers were to fall below its stable net asset value, we would likely experience significant redemptions in AUM and reputational harm, which could have a material adverse effect on our revenues or net income.

If a money market fund’s stable net asset value comes under pressure, we may elect, as we have done in the past, to provide credit, liquidity, or other support to the fund. We may also elect to provide similar or other support, including by providing liquidity to a fund, to other products we manage for any number of reasons. We are not legally required to support any money market fund or other product and there can be no assurance that any support would be sufficient to avoid an adverse impact on any product or investors in any product. A decision to provide support may arise from factors specific to our products or from industry-wide factors. If we elect to provide support, we could incur losses from the support we provide and incur additional costs, including financing costs, in connection with the support. These losses and additional costs could be material, and could adversely affect our earnings. If we were to take such actions we may also restrict our corporate assets, limiting our flexibility to use these assets for other purposes, and may be required to raise additional capital. In addition, certain proposed regulatory reforms could adversely impact the operating results of our money market funds. See “Item 1. Business—Regulation—Regulatory Reform—Money Market Fund Reform” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, which is incorporated by reference in this prospectus supplement and accompanying base prospectus.

Failure to Comply With Contractual Requirements or Guidelines Could Result in Liability and Loss of AUM, Both of Which Could Cause Our Net Income to Decline

The asset management contracts under which we manage client assets, including contracts with investment funds, often specify guidelines or contractual requirements that we are obligated to observe in providing asset management services. A failure to comply with these guidelines or requirements could result in damage to our reputation, liability to the client or the client reducing its AUM, any of which could cause our revenues and net income to decline. This risk is increased by the trend toward customized, specialized mandates seen by many of our asset managers, which tends to result in more complex mandates that are more difficult to administer.

The Soundness of Other Financial Institutions Could Adversely Affect Our Business

Volatility in the markets has highlighted the interconnection of the global markets and demonstrated how the deteriorating financial condition of one institution may materially and adversely impact the performance of other institutions. Legg Mason, and the funds and accounts that we manage, has exposure to many different industries and counterparties, and routinely executes transactions with counterparties in the financial industry. We, and the funds and accounts we manage, may be exposed to credit, operational or other risk in the event of a default by a counterparty or client, or in the event of other unrelated systemic failures in the markets.

Performance-Based Fee Arrangements May Increase the Volatility of Our Revenues

A portion of our total revenues is derived from performance fees. Our asset managers earn performance fees under certain client agreements if the investment performance in the portfolio meets or exceeds a specified benchmark. If the investment performance does not meet or exceed the investment return benchmark for a particular period, the asset manager will not generate a performance fee for that period and, if the benchmark is based on cumulative returns, the asset manager’s ability to earn performance fees in future periods may be impaired. As of March 31, 2016, approximately 7% of our AUM was in accounts or products that are eligible to earn performance fees. We earned $42.0 million, $83.5 million and $107.1 million in performance fees during fiscal years 2016, 2015 and 2014, respectively. An increase or decrease in performance fees, or in performance-based fee arrangements with our clients, could create greater fluctuations in our revenues.

We Rely Significantly on Third Parties to Distribute Mutual Funds and Certain Other Products

Our ability to market and distribute mutual funds and certain other investment products that we manage is significantly dependent on access to third-party financial intermediaries that distribute these products. These distributors are generally not contractually required to distribute our products, and typically offer their clients various investment products and services, including proprietary products and services, in addition to and in competition with our products and services. Relying on third-party distributors also exposes us to the risk of increasing costs of distribution, as we compensate them for selling our products and services in amounts that are agreed between them and us but which, in many cases, are largely determined by the distributor. There has been a recent trend of increasing fees paid to certain distributors in the asset management business, and our distribution costs have increased as a result. While we have worked to diversify our distribution network, historically, many of the Legg Mason Funds were principally sold through the retail brokerage business of Citigroup. The retail business created by the combination of Morgan Stanley’s brokerage unit and Citigroup’s Smith Barney unit into Morgan Stanley Wealth Management remains a significant intermediary selling the Legg Mason Funds. While the third-party distributors are compensated for distributing our products and services, there can be no assurances that we will be successful in distributing our products and services through them. In addition, mergers and other corporate transactions among distributors may affect our distribution relationships. For example, we are not able to predict the long-term effect of the Morgan Stanley Wealth Management business on our ability to continue to successfully distribute our funds and other products through it, or the costs of doing so. If we are unable to distribute our products and services successfully, it will adversely affect our revenues and net income, and any increase in distribution-related expenses could adversely affect our net income.

Our Funds-of-Hedge Funds Business Entails a Number of Additional Risks

On May 2, 2016, we completed a transaction which combined The Permal Group, Limited (“Permal”) with EnTrust Capital (“EnTrust”), a leading independent hedge fund investor and alternative asset manager headquartered in New York, into a new entity, EnTrustPermal Group Holdings, LLC (“EnTrustPermal”). EnTrustPermal operates a portion of its business in the international funds-of-hedge funds business. The funds-of-hedge funds business typically involves clients being charged fees on two levels – at the funds-of-funds level and at the underlying funds level. These fees may include management fees and performance fees. There can be no assurance that EnTrustPermal will not be forced to change its fee structures by competitive or other pressures or that EnTrustPermal’s fee structures will not hamper its growth. Furthermore, EnTrustPermal, consistent with other funds-of-hedge funds managers, has experienced a trend in recent years of outflows in business from retail high net worth clients and inflows from institutional clients, which has negatively impacted EnTrustPermal’s revenues and profits. Additionally, there can be no assurance that EnTrustPermal will be able to continue to transition the historical Permal business into the institutional business, or that this transition will not further affect the revenues or profits of EnTrustPermal. In addition, EnTrustPermal may generate significant performance fees from time to time, which could increase the volatility of our revenues. See “—Performance-Based Fee Arrangements May Increase the Volatility of our Revenues” above. Because EnTrustPermal operates in the funds-of-hedge funds business globally, it is exposed to a number of regulatory authorities and requirements in different jurisdictions.

Risks Related to Our Company

Our Leverage May Affect Our Business and May Restrict Our Operating Results

At June 30, 2016, on a consolidated basis (and prior to giving effect to this offering of Notes and the use of proceeds therefrom), we had approximately $2.2 billion in total indebtedness and total stockholders’ equity of $4.1 billion, and our goodwill and other intangible assets were $1.8 billion and $4.2 billion, respectively and $500 million of additional borrowing capacity available under our Revolving Credit Facility, subject to certain conditions and compliance with the covenants in our credit agreement. As a result of this substantial indebtedness, we are currently required to use a portion of our cash flow to service interest on our debt, which will limit the cash flow available for other business opportunities. In addition, these servicing obligations will increase in the future as the principal payments on this debt become due or if we incur additional indebtedness.

Our ability to make scheduled payments of principal, to pay interest, or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which may be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control and by a variety of factors specific to our business.

The level of our indebtedness could:

•	limit our ability to obtain additional debt financing in the future or to borrow under our Revolving Credit Facility (our principal bank debt facility requires that (i) our ratio of net debt (total debt less unrestricted cash in excess of working capital) to Consolidated EBITDA (as defined therein) not exceed (a) 3.5 to 1 at any time for the period from March 31, 2016 through and including September 30, 2016, (b) 3.25 to 1 at any time for the period from October 1, 2016, through and including December 31, 2016 and (c) 3 to 1 at any other time, and (ii) our ratio of Consolidated EBITDA to total cash interest payments on certain Indebtedness (as defined therein) exceeds 4.0 to 1);

•	limit cash flow available for general corporate purposes due to the ongoing cash flow requirements for debt service;

•	limit our flexibility, including our ability to react to competitive and other changes in the industry and economic conditions; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

As of June 30, 2016, under the terms of our Revolving Credit Facility our ratio of net debt to Consolidated EBITDA was 2.6 to 1, our ratio of Consolidated EBITDA to interest expense was 12.1 to 1, and, therefore, Legg Mason was in compliance with the financial covenants under the Revolving Credit Facility. If our net income significantly declines for any reason, it may be difficult to remain in compliance with these covenants. Similarly, to the extent that we spend our available cash for purposes other than repaying debt or acquiring businesses that increase our EBITDA, we will increase our net debt to Consolidated EBITDA ratio. Although there are actions that we may take if our financial covenant compliance becomes an issue, there can be no assurance that Legg Mason will remain in compliance with its bank debt covenants.

Our access to credit on reasonable terms is also partially dependent on our credit ratings. If our credit ratings are downgraded, it will likely become more difficult and costly for us to access the credit markets or otherwise incur new debt.

Upon the occurrence of various events, such as a change of control, some or all of our outstanding debt obligations may come due prior to their maturity dates and may require payments in excess of their outstanding amounts, which in certain circumstances may be significant.

We May Engage in Strategic Transactions That Could Create Risks

As part of our business strategy, we regularly review, are currently reviewing, and from time to time have discussions with respect to potential strategic transactions, including potential acquisitions, dispositions, consolidations, joint ventures or similar transactions and “lift-outs” of portfolio management teams, some of which may be material. There can be no assurance that we will find suitable candidates for strategic transactions at acceptable prices, have sufficient capital resources to accomplish our strategy, or be successful in entering into agreements for desired transactions. In addition, these transactions, typically involve a number of risks and present financial, managerial and operational challenges, including:

•	adverse effects on our reported earnings per share in the event acquired intangible assets or goodwill become impaired;

•	the assumption of existing litigation and other claims in connection with completing these strategic transactions, that we may not fully appreciate and whose outcomes are not certain;

•	existence of unknown liabilities or contingencies that arise after closing; and

•	potential disputes with counterparties.

Acquisitions, related transactions and completed acquisitions, including the acquisitions of RARE Infrastructure, Clarion Partners and EnTrust and the combination of EnTrust with Permal to form EnTrustPermal, pose the risk that any business we acquire may lose customers or employees or could underperform relative to expectations. We could also experience financial or other setbacks if transactions encounter unanticipated problems, including problems related to execution or integration. Following the completion of an acquisition, we may have to rely on the seller to provide administrative and other support, including financial reporting and internal controls, to the acquired business for a period of time. There can be no assurance that the seller will do so in a manner that is acceptable to us.

Strategic transactions typically are announced publicly even though they may remain subject to numerous closing conditions, contingencies and approvals and there is no assurance that any announced transaction will actually be consummated. The failure to consummate an announced transaction could have an adverse effect on us. Future transactions may also further increase our leverage or, if we issue equity securities to pay for acquisitions, dilute the holdings of our existing stockholders.

If Our Reputation is Harmed, We Could Suffer Losses in Our Business, Revenues and Net Income

Our business depends on earning and maintaining the trust and confidence of clients and other market participants, and the resulting good reputation is critical to our business. Our reputation is vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries, employee misconduct and rumors, among other things, can substantially damage our reputation, even if they are baseless or satisfactorily addressed. Regulatory sanctions or adverse litigation results can also cause substantial damage to our reputation. Any damage to our reputation could impede our ability to attract and retain clients and key personnel, and lead to a reduction in the amount of our AUM, any of which could have a material adverse effect on our revenues and net income.

Failure to Properly Address Conflicts of Interest Could Harm Our Reputation, Business and Results of Operations

As we have expanded the scope of our businesses and our client base, we must continue to address conflicts between our interests and those of our clients. In addition, the SEC and other regulators have increased their scrutiny of potential conflicts of interest. We have procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if we fail, or appear to fail, to deal appropriately with conflicts of interest, we could face reputational damage, litigation or regulatory proceedings or penalties, any of which may adversely affect our revenues or net income.

Loss of Key Personnel Could Harm Our Business

We are dependent on the continued services of a number of our key asset management personnel and our management team, including our Chief Executive Officer. The loss of any of such personnel without adequate replacement could have a material adverse effect on us. Moreover, since certain of our asset managers operate with lean management teams and contribute significantly to our revenues and net income, the loss of even a small number of key personnel at these businesses could have a disproportionate impact on our overall business. Additionally, we need qualified managers and skilled employees with asset management experience in order to operate our business successfully. The market for experienced asset management professionals is extremely competitive and is increasingly characterized by the movement of employees among different firms. Due to the competitive market for asset management professionals and the success of some of our employees, our costs to attract and retain key employees are significant and will likely increase over time. From time to time, we may work with key employees to revise revenue sharing arrangements and other employment-related terms to reflect current circumstances, including in situations where a revenue sharing arrangement may result in insufficient revenues being retained by the subsidiary. In addition, since the investment track record of many of our products and services is often attributed to a small number of individual employees, and sometimes one person, the departure of one or more of these employees could cause the business to lose client accounts or managed assets, which could have a material adverse effect on our results of operations and financial condition. If we are unable to attract and retain qualified individuals or our costs to do so increase significantly, our operations and financial results would be materially adversely affected.

Our Business is Subject to Numerous Operational Risks

We face numerous operational risks related to our business on a day-to-day basis. Among other things, we must be able to consistently and reliably obtain securities pricing information, process trading activity, process client and investor transactions and provide reports and other customer service to our clients, investors and distributors. Failure to keep current and accurate books and records can render us subject to disciplinary action by governmental and self-regulatory authorities, as well as to claims by our clients. A portion of our software is licensed from and supported by outside vendors upon whom we rely to prevent operating system failure. A suspension or termination of these licenses or the related support, upgrades and maintenance could cause system delays or interruption. If any of our financial, portfolio accounting or other data processing systems, or the systems of third parties on whom we rely, do not operate properly or are disabled or if there are other shortcomings or failures in our internal processes, people or systems, or those of third parties on whom we rely, we could suffer an impairment to our liquidity, a financial loss, a disruption of our businesses, liability to clients, regulatory problems or damage to our reputation. These systems may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more offices. In addition, our operations are dependent upon information from, and communications with, third parties, and operational problems at third parties may adversely affect our ability to carry on our business.

We depend on our headquarters, the offices of our subsidiaries, our operations centers and third-party providers for the continued operation of our business. The failure to maintain an infrastructure commensurate with the size and scope of our business, a disaster or a disruption in the infrastructure that supports our asset managers, or an event disrupting the ability of our employees to perform their job functions, including terrorist attacks or a disruption involving electrical communications, transportation or other services used by us or third parties with whom we conduct business, directly affecting our headquarters, the offices of our subsidiaries, our operations centers or the travel of our sales, client service and other personnel, may have a material adverse impact on our ability to continue to operate our business without interruption or impede the growth of our business. Although we have disaster recovery and business continuity programs in place, there can be no assurance that these will be sufficient to mitigate the harm that may result from such a disaster or disruption. If we fail to keep business continuity plans up-to-date or if such plans, including secure back-up facilities and systems, are improperly implemented or deployed during a disruption, our ability to operate could be adversely impacted or our ability to comply with regulatory obligations leading to reputational harm, regulatory fines and sanctions. In addition, insurance and other safeguards might only partially reimburse us for our losses.

Failure to Implement Effective Information and Cyber Security Policies, Procedures and Capabilities Could Disrupt Operations and Cause Financial Losses

Our operations rely on the effectiveness of our information and cyber security policies, procedures and capabilities to provide secure processing, storage and transmission of confidential and other information in our computer systems, networks and mobile devices and on the computer systems, networks and mobile devices of third parties on which we rely. Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software, networks and mobile devices, and those of third parties on whom we rely, may be vulnerable to cyber-attacks, sabotage, unauthorized access, computer viruses, worms or other malicious code, and other events that have a security impact. An externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential client or competitive information and could result in material financial loss, loss of competitive position, regulatory actions, breach of client contracts, reputational harm or legal liability. If one or more of such events occur, it potentially could jeopardize our or our clients’, employees’ or counterparties’ confidential and other information processed and stored in, and transmitted through, our or third party computer systems, networks and mobile devices, or otherwise cause interruptions or malfunctions in our, our clients’, our counterparties’ or third parties’ operations. As a result, we could experience material financial loss, loss of competitive position, regulatory actions, breach of client contracts, reputational harm or legal liability, which, in turn, could cause a decline in our earnings. We may be required to spend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against fully or not fully covered through any insurance that we maintain.

We May Incur Charges Related to Leased Facilities

We continue to be exposed to the risk of incurring charges related to subleases or vacant space for several of our leased offices. As of June 30, 2016, our future commitments from third parties under non-cancellable subleases were approximately $143 million, which in total, net of reserves, effectively offsets obligations under our leases for the properties. As of June 30, 2016, our total future lease commitments for office space that we vacated and are seeking to sublease were approximately $27 million, of which we reserved approximately $7 million through lease charges to our earnings during the three months ended June 30, 2016. Under generally accepted accounting principles, at the time a sublease is entered into or space is deemed permanently abandoned, we must incur a charge equal to the present value of the amount by which the commitments under the lease exceeds the amount due, or amount expected to be received, under a sublease. As a result, in a period of declining commercial lease markets, we are exposed to the risk of incurring charges relating to any premises we are seeking to sublease resulting from longer periods to identify sub-tenants and reduced market rent rates leading to new sub-tenants paying less in rent than we are paying under our lease. Also, if a sub-tenant defaults on its sublease, we would likely incur a charge for the rent that we will incur during the period that we expect would be required to sublease the premises and any reduction in rent that current market rent rates lead us to expect a new sub-tenant will pay. This risk is underscored by the fact that one sub-tenant represents approximately half of the future sublease rent commitments described above. There can be no assurance that we will not recognize additional lease-related charges, which may be material to our results of operations.

Potential Impairment of Goodwill and Intangible Assets Could Increase Our Expenses and Reduce Our Assets

Determining goodwill and intangible assets, and evaluating them for impairment, requires significant management estimates and judgment, including estimating value and assessing life in connection with the allocation of purchase price in the acquisition creating them. Our goodwill and intangible assets may become impaired as a result of any number of factors, including losses of investment management contracts or declines in the value of managed assets. Any impairment of goodwill or intangibles could have a material adverse effect on our results of operations. For example, during the quarter ended December 31, 2015, we incurred aggregate impairment charges of $371 million ($297 million, net of taxes) relating to the Permal/Fauchier funds-of-hedge funds contracts and Permal trade name. Changes in the assumptions underlying projected cash flows from the assets or reporting unit, resulting from market conditions, reduced AUM or other factors, could result in an impairment of any of these assets.

The domestic mutual fund contracts asset acquired in the 2005 acquisition of the CAM business of $2.1 billion and the Permal funds-of-hedge funds contracts assets of $334 million account for approximately 70% and 10%, respectively, of our indefinite-life intangible assets, while the goodwill in our reporting unit aggregates $1.5 billion. As of December 31, 2015, we also have $614 million of other indefinite-life intangible assets, which includes indefinite-life mutual funds contract assets of $124 million and $123 million recorded at fair value in connection with the acquisitions of RARE Infrastructure Limited in October 2015 and Martin Currie (Holdings) Limited in October 2014, respectively.

The carrying value of the Permal funds-of-hedge funds contracts asset has recently been written down to fair value as a result of the aforementioned impairment during the quarter ended December 31, 2015, while the carrying value of the domestic mutual fund contracts asset was written down to fair value as a result of an impairment during the fiscal year ended March 31, 2013. As a result, decreases in our cash flow projections or increases in the discount rates, resulting from actual results, or changes in assumptions due to market conditions, reduced AUM, less favorable operating margins, lower yielding asset mixes, and other factors, may result in further impairment of these assets. There can be no assurances that continued market uncertainty or asset outflows, or other factors, will not produce an additional impairment in either asset, particularly for the Permal funds-of-hedge funds contracts asset.

Cash flows through December 31, 2015, from our domestic mutual fund contracts compared favorably to the growth assumptions related to the domestic mutual fund contracts assets impairment testing at December 31, 2014, but the related carrying value remains sensitive to changes in the actual results or assumptions noted above. Therefore, market decreases, outflows or other changes in actual results or the assumptions noted above may result in an impairment of the domestic mutual fund contracts assets. As of December 31, 2015, the date of our most recent annual testing, the estimated fair value of the domestic mutual fund contracts asset exceeded the related carrying value by approximately $1.0 billion. Assuming all other factors remain the same, our actual results and/or changes in assumptions for the domestic mutual fund contracts cash flow projections over the long-term would have to deviate by more than 30%, or the discount rate would have to increase from 13.0% to more than 16.5% for the asset to be deemed impaired. The estimated fair value of our reporting unit exceeds its aggregate carrying value by a material amount at December 31, 2015. However, changes in the assumptions underlying projected cash flows from the reporting unit or its EBITDA multiple, resulting from market conditions, reduced AUM or other factors, could still result in an impairment of goodwill.

There can be no assurances that continued market uncertainty or asset outflows, or other factors, will not produce an additional impairment. See Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Intangibles and Goodwill” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, which is incorporated by reference in this prospectus supplement and accompanying base prospectus.

Our Deferred Tax Assets May Not Be Fully Realizable

As of March 31, 2016, we had approximately $712 million in U.S. federal deferred tax assets, which represent tax benefits that we expect to realize in future periods. Under accounting rules, we are required to recognize a charge to earnings to reduce our deferred tax assets if it is determined that any future tax benefits are not likely to be realized before they expire. Deferred tax assets generated in U.S. jurisdictions resulting from net operating losses generally expire 20 years after they are generated. Those resulting from foreign tax credits generally expire 10 years after they are generated. In order to realize these future tax benefits, we estimate that we must generate approximately $3.2 billion in future U.S. earnings, of which $740 million must be foreign sourced earnings, before the benefits expire. There can be no assurances that we will achieve this level of earnings before some portion of these tax benefits expires. In addition, our belief that we will likely be able to realize these future tax benefits is based in part upon our estimates of the timing of other differences in revenue and expense recognition between tax returns and financial statements and our understanding of the application of tax regulations, which may prove to be incorrect for any number of reasons, including future changes in tax or accounting regulations. Further, our estimates and assumptions do not contemplate certain possible future changes in the ownership of Legg Mason stock, which, under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), could limit our utilization of net operating loss and foreign tax credit benefits. Under the relevant Code provisions, an “ownership change” occurs if there is a cumulative net increase in the aggregate ownership of Legg Mason stock by “5% shareholders” (as defined in the Code) of more than 50 percent of the total outstanding shares of Legg Mason stock during a rolling three-year period. An ownership change would prospectively establish an annual limitation on the amount of pre-change net operating loss and foreign tax credit carryforwards we could utilize to reduce our tax liability. The amount of the limitation would generally equal the amount of our market capitalization immediately prior to the ownership change multiplied by the long-term tax-exempt interest rate in effect at that time. Such an ownership change would impact the timing or amount of net operating loss or foreign tax credit benefits we ultimately realize before they expire. If we are required to recognize a charge to earnings to reduce our deferred tax assets, the charge may be material to our earnings or financial condition.

We Are Exposed to a Number of Risks Arising From Our International Operations

Our asset managers operate in a number of jurisdictions outside of the United States on behalf of international clients. We have offices in numerous countries and many cross border and local proprietary funds that are domiciled outside the United States. Our international operations require us to comply with the legal requirements of various foreign jurisdictions, expose us to the political consequences of operating in foreign jurisdictions and subject us to expropriation risks, expatriation controls and potential adverse tax consequences which, among other things, make it more difficult to repatriate to the United States the cash that we generate outside the U.S. At March 31, 2016, our total liquid assets, which include cash, cash equivalents and certain current investment securities, were $1.7 billion, approximately $700 million of which was used to fund the acquisitions of Clarion Partners in April 2016 and EnTrust in May 2016. The remaining $1.0 billion of liquid assets included approximately $378 million of cash and investments held by our foreign subsidiaries, some of which, if repatriated, may be subject to material tax effects. Furthermore, despite controls and other actions reasonably designed to mitigate these risks, our international operations expose us to risks arising from Legg Mason’s potential responsibility for actions of third party agents and other representatives of our business operating outside our primary jurisdictions of operation. Our foreign business operations are also subject to the following risks:

•	difficulty in managing, operating and marketing our international operations;

•	fluctuations in currency exchange rates which may result in substantial negative effects on AUM and revenues in our U.S. dollar-based financial statements; and

•	significant adverse changes in foreign political, economic, legal and regulatory environments.

Legal and Regulatory Risks

Regulatory Matters May Negatively Affect Our Business and Results of Operations

Our business is subject to regulation by various regulatory authorities around the world that are charged with protecting the interests of our clients. We could be subject to civil liability, criminal liability, or sanction, including revocation of our subsidiaries’ registrations as investment advisers, revocation of the licenses of our employees, censures, fines, or temporary suspension or permanent bar from conducting business, if we violate such laws or regulations. Any such liability or sanction could have a material adverse effect on our financial condition, results of operations, reputation, and business prospects. In addition, the regulatory environment in which we operate frequently changes and has seen significant increased regulation in recent years. Our profitability could be materially and adversely affected by modification of the rules and regulations that impact the business and financial communities in general, including changes to the laws governing taxation, antitrust regulation and electronic commerce. In particular, we have incurred, and will continue to incur, significant additional costs as a result of regulatory changes affecting U.S. mutual funds and changes to European mutual fund regulation.

We may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation or enforcement of existing laws and regulations. The challenges associated with consistently interpreting regulations issued in multiple countries may add to such risks. For example, we note that the U.S. federal government has made, and has proposed further, significant changes to the regulatory structure of the financial services industry, and we expect to spend time and resources to comply with these regulatory changes. For a summary of the laws, regulations and regulators to which we are subject, see “Item 1—Business—Regulation” in our Form 10-K, for the fiscal year ended March 31, 2016, which is incorporated by reference in this prospectus supplement and accompanying base prospectus.

Instances of criminal activity and fraud by participants in the asset management industry, disclosures of trading and other abuses by participants in the financial services industry and significant governmental intervention and investment in the financial markets and financial firms have led the U.S. government and regulators to increase the rules and regulations governing, and oversight of, the U.S. financial system. This activity has resulted in changes to the laws and regulations governing the asset management industry and more aggressive enforcement of the existing laws and regulations. For example, the Dodd-Frank Act provides for a comprehensive overhaul of the financial services regulatory environment and requires the adoption of extensive regulations and many regulatory decisions to be implemented. Certain provisions of the Dodd-Frank Act will, and other provisions may, require us to change or impose new limitations on the manner in which we conduct business, will or may increase regulatory compliance burdens, and may have unintended adverse consequences on the liquidity or structure of the financial markets. The ongoing revisions to the laws and regulations governing our business, and their counterparts internationally, are an ongoing process. The cumulative effect of these actions may result in increased expenses, or lower management or other fees, and therefore adversely affect the revenues or profitability of our business.

Our Business Involves Risks of Being Engaged in Litigation and Liability That Could Increase Our Expenses and Reduce Our Net Income

Many aspects of our business involve substantial risks of liability. In the normal course of business, our asset managers are from time to time named as defendants or co-defendants in lawsuits, or are involved in disputes that involve the threat of lawsuits, seeking substantial damages. We are also involved from time to time in governmental and self-regulatory organization investigations and proceedings, including the regulatory proceedings discussed in Note 9 of Notes to Consolidated Financial Statements in Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, which is incorporated by reference in this prospectus supplement and accompanying base prospectus. In addition, we are involved in a tax dispute in Brazil arising from matters relating to the tax deductibility of goodwill amortization with respect to the Brazilian business of our subsidiary, Western Asset Management. While the assessments have been withdrawn for a portion of the years that were subject to the dispute, the amount at issue in the years still subject to the assessment is over $14 million. It may take another five years or more to achieve final resolution of this matter as it potentially could go through multiple levels of appeal. During that time the current $14 million amount in dispute could increase to approximately $35 million due to additional interest and penalty accruals and denial of future year deductions. While there can be no assurance of the timing or outcome of this dispute, or that we will receive additional favorable judgments in connection with this matter, we and our local advisors believe that our tax position is correct and it is more likely than not that we will not be required to pay the taxes in question or any related interest and penalties.

In addition, the investment funds that our asset managers manage are subject to actual and threatened lawsuits and governmental and self-regulatory organization investigations and proceedings, any of which could harm the investment returns or reputation of the applicable fund or result in our asset managers being liable to the funds for any resulting damages. There has been an increased incidence of litigation and regulatory investigations in the asset management industry in recent years, including customer claims as well as class action suits seeking substantial damages. Any litigation can increase our expenses and reduce our net income.

Insurance May Not Be Available on a Cost Effective Basis to Protect Us From Liability

We face the inherent risk of liability related to litigation from clients, third-party vendors or others and actions taken by regulatory agencies. To help protect against these potential liabilities, we purchase insurance in amounts, and against risks, that we consider appropriate, where such insurance is available at prices we deem acceptable. There can be no assurance, however, that a claim or claims will be covered by insurance or, if covered, will not exceed the limits of available insurance coverage, that any insurer will remain solvent and will meet its obligations to provide us with coverage or that insurance coverage will continue to be available with sufficient limits at a reasonable cost. Insurance costs are impacted by market conditions and the risk profile of the insured, and may increase significantly over relatively short periods. In addition, certain insurance coverage may not be available or may only be available at prohibitive costs. Renewals of insurance policies may expose us to additional costs through higher premiums or the assumption of higher deductibles or co-insurance liability.

Risks Related to the Notes

The Notes Are Effectively Subordinated to Substantially All of Our Other Debt, Including All Debt and Other Liabilities of Our Subsidiaries, and the Indenture Governing the Notes Does Not Limit the Aggregate Amount of Indebtedness that May be Issued by Us; Unless We Have Elected to Defer Interest on the Notes, the Indenture Governing the Notes Does Not Restrict Our Ability to Pay Dividends or Make Distributions On, or Redeem or Purchase, Our Capital Stock

Our obligations under the Notes are subordinate and junior in right of payment to all of our Senior Indebtedness (as defined in the accompanying base prospectus under “Description of Debt Securities—Junior Subordinated Debt Securities—Subordination”). This means that we cannot make any payments on the Notes until all holders of Senior Indebtedness have been paid in full, or provision has been made for such payment, if such Senior Indebtedness is in default (subject to certain exceptions for grace periods and waivers). In addition, because we are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries, our debt is “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized.

The indenture governing the Notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including secured indebtedness and Senior Indebtedness or to engage in highly leveraged transactions that would increase the level of our indebtedness. As of June 30, 2016, our Senior Indebtedness, on an unconsolidated basis, aggregated approximately $2.0 billion and on a consolidated basis (and prior to giving effect to this offering of Notes and the use of proceeds therefrom), we had approximately $1.8 billion of outstanding long-term debt, none of which was long-term debt (including securities due within one year) of our subsidiaries. In addition, as of June 30, 2016 (and prior to giving effect to this offering of Notes and the use of proceeds therefrom), we had approximately $500 million of short-term borrowings (all under our Revolving Credit Facility), none of which was short-term borrowings of our subsidiaries.

Unless we have elected to defer interest payments on the Notes, the indenture governing the Notes does not restrict our ability to pay dividends or make distributions on, or redeem or repurchase our capital stock. See “Description of Notes—Certain Limitations During an Optional Deferral Period.” In the fiscal year ended March

31, 2016 we purchased $210 million of our common stock. In the first quarter of the fiscal year ending March 31, 2017, we repurchased $112 million of our common stock, which was comprised of our average quarterly repurchase of $90 million of our common stock plus an additional amount for deferred repurchases from the fourth quarter of the fiscal year ended March 31, 2016. We intend to repurchase stock at a rate of $90 million per quarter for the remainder of the fiscal year ending March 31, 2017.

We Depend Upon Our Subsidiaries to Service Our Debt

Our cash flow and our ability to service our debt, including the Notes, is dependent upon the earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities. They have no obligation to pay any amounts due under the Notes or to provide us with funds for our payment obligations. Payment to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and other business considerations.

We May Elect to Defer Interest Payments on the Notes at Our Option for One or More Periods of Up to 20 Consecutive Quarterly Periods Which May Affect the Market Price of the Notes

We may elect, on one or more occasions, at our option to defer payment of all or part of the current and accrued interest otherwise due on the Notes for up to 20 consecutive quarterly periods for each Optional Deferral Period, as described under “Description of Notes—Option to Defer Interest Payments” in this prospectus supplement. At the end of an Optional Deferral Period, if all amounts due are paid, we could start a new Optional Deferral Period of up to 20 consecutive quarterly periods. During any Optional Deferral Period, interest on the Notes would be deferred but would accrue additional interest at a rate equal to the interest rate then applicable to the Notes, compounded quarterly, to the extent permitted by applicable law. No Optional Deferred Period may extend beyond the maturity date or redemption date, if earlier, of the Notes. If we exercise this interest deferral right, the Notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Notes or that is otherwise less than the price at which the Notes may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the Notes may be more volatile than other securities that do not have these rights.

We Are Not Permitted to Pay Current Interest on the Notes Until We Have Paid All Outstanding Deferred Interest, and This Could Have the Effect of Extending Interest Deferral Periods

During an Optional Deferral Period, we will be prohibited from paying current interest on the Notes until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, we may not be able to pay current interest on the Notes if we do not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

Holders of the Notes May Have to Pay Taxes on Interest Before They Receive Payments From Us

If we defer interest payments on the Notes, a holder of the Notes will be required to accrue interest income for United States federal income tax purposes during such Optional Deferral Period, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for United States federal income tax purposes before receiving payment of the interest. If a holder sells its Notes before the record date for the first interest payment after an Optional Deferral Period, the accrued interest will be paid to the holder of record on the record date, and the selling holder will never receive the cash from us related to the accrued interest that was reported for tax purposes and will be required to add such amount to its adjusted tax basis in the Notes. Holders should consult with their own tax advisors regarding the tax consequences of an investment in the Notes.

For more information regarding the tax consequences of purchasing the Notes, see “Material United States Federal Income Tax Considerations” in this prospectus supplement.

We May Issue Additional Notes

Under the terms of the indenture that governs the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional debt securities of a new or existing series. If we issue additional notes, the new notes will be equal in rank to the outstanding Notes in all material respects, and the new notes may be consolidated and form a single series with the outstanding Notes for all purposes under the indenture, including waivers, amendments, redemptions and offers to repurchase, and have the same terms as to status or otherwise as the Notes. Such additional notes will be fungible with the outstanding Notes for United States federal income tax purposes or will be issued under a separate CUSIP number.

An Active Trading Market for the Notes May Not Develop, and Any Such Market May be Illiquid

The Notes constitute a new issue of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange. If the application is approved, trading on the New York Stock Exchange is expected to commence within 30 days after the date that the Notes are first issued. However, listing the Notes on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Notes easily. In addition, the liquidity of the trading market in the Notes, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure holders that an active after-market for the Notes will develop or be sustained or that holders of the Notes will be able to sell their Notes at favorable prices or at all.

We May Redeem the Notes On or After September 15, 2021, and at Any Time in the Event of a Tax Event or a Rating Agency Event and You May Not be Able to Reinvest the Proceeds at the Same or Higher Interest Rate

We may redeem the Notes in whole at any time or in part from time to time on or after September 15, 2021 at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including any Additional Interest as defined in the “Description of Notes”) to the redemption date. Prior to September 15, 2021, we may also redeem the Notes in whole, but not in part, after the occurrence of a Tax Event or a Rating Agency Event (each as defined in the “Description of Notes”) at a redemption price equal to (i) in the case of a Tax Event, 100% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date, or (ii) in the case of a Rating Agency Event, 102% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date. See “Description of Notes—Right to Redeem Upon a Tax Event” and “—Right to Redeem Upon a Rating Agency Event” for more information. Events that would constitute a Tax Event or a Rating Agency Event could occur at any time and could result in the Notes being redeemed earlier than would otherwise be the case. If we choose to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.

Rating Agencies May Change Their Practices for Rating the Notes, Which Change May Affect the Market Price of the Notes

The rating agencies that currently or may in the future publish a rating for Legg Mason, including Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Notes are subsequently lowered, that could have a negative impact on the trading price of the Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Legg Mason’s ratio of earnings (loss) to fixed charges for the periods indicated.

	Three Months Ended June 30, 2016	Year Ended March 31,
		2016		2015	2014	2013		2012
Ratio of Earnings (Loss) to Fixed Charges	2.8	0.7	(1)	4.9	5.6	(4.1	)(1)	3.4

(1)	Earnings were inadequate to cover fixed charges for the fiscal years ended March 31, 2016 and March 31, 2013 by $30.0 million and $505.6 million, respectively.

For purposes of calculating the ratio of earnings (loss) to fixed charges, (i) “earnings” consist of our consolidated income from operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, excluding interest on uncertain tax positions, included in earnings and one third of the total of Rent, Marketing Data Services, Maintenance, Data Processing Service Bureau and Equipment Rental expenses (considered representative of the interest factor). The portion of interest related to uncertain tax positions is excluded from the calculation of fixed charges.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of the Notes will be approximately $                (or approximately $                 if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and offering expenses. We expect to use the net proceeds of this offering to repay a portion of the outstanding borrowings under the Revolving Credit Facility, to pay fees and expenses related to this offering of Notes and for general corporate purposes. The Revolving Credit Facility has an interest rate on outstanding balances of the Eurocurrency Rate (as defined in the credit agreement governing the Revolving Credit Facility) plus 125 basis points and will mature on December 29, 2020.

As of the date of this prospectus supplement, we had $500 million of borrowings outstanding under the Revolving Credit Facility. On April 29, 2016, we entered into a forward starting, amortizing interest rate swap agreement with a financial intermediary pursuant to which we will pay 2.3% of interest on a notional amount of $500 million. See “Note 7. Short-Term Borrowings and Long-Term Debt” of Notes to Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. On December 29, 2015, we borrowed $40 million under the Revolving Credit Facility and used the proceeds therefrom to repay the $40 million of outstanding borrowings under our previous revolving credit facility. In May 2016, we used $460 million of additional borrowings under the Revolving Credit Facility to finance the acquisition of EnTrust and to replenish cash used to complete the acquisitions of Clarion Partners and RARE Infrastructure.

CAPITALIZATION

The following table sets forth a summary of our consolidated cash and cash equivalents and capitalization as of June 30, 2016, on an actual basis and on an as adjusted basis to give effect to this offering and the receipt and use of the proceeds therefrom, after deducting underwriting discounts and commissions and estimated transaction expenses payable by us, as described under “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement.

	June 30, 2016
	Actual	As Adjusted(6)
	(unaudited, dollars in thousands)
Cash and Equivalents:
Cash and cash equivalents	$490,688	$
Restricted cash	19,494		19,494

Subtotal	510,182		510,182

Cash and cash equivalents of Consolidated Investment Vehicles	968		968

Total Cash and Equivalents	$511,150	$

Debt:
Notes offered hereby	—
2.700% Senior Notes due July 2019(1)	253,985		253,985
3.950% Senior Notes due July 2024(2)	248,088		248,088
5.625% Senior Notes due January 2044(3)	547,801		547,801
6.375% Junior Subordinated Notes due March 2056(4)	241,901		241,901
4.750% Senior Notes due March 2026(5)	446,546		446,546
Revolving Credit Facility	500,000

Total Debt	2,238,321

Redeemable Non-controlling Interests	$722,562		$722,562
Stockholders’ Equity:
Common stock, par value $.10; authorized 500,000,000 shares; issued and as adjusted: 107,011,664 shares	10,360		10,360
Additional paid-in capital	2,605,436		2,605,436
Employee stock trust	(25,626)		(25,626)
Deferred compensation employee stock trust	25,626		25,626
Retained earnings	1,569,994		1,569,994
Accumulated other comprehensive income net	(91,471)		(91,471)

Total Stockholders’ Equity Attributable to Legg Mason, Inc.	4,094,319		4,094,319

Total Capitalization	$7,055,202	$

(1)	Presented after adding $5,413 of fair value hedge adjustment and deducting $332 of unamortized discount and $1,096 of deferred issue cost.
(2)	Presented after deducting $366 of unamortized discount and $1,547 of deferred issue cost.
(3)	Presented after adding $3,366 of unamortized premium and deducting $5,565 of deferred issue cost.
(4)	Presented after deducting $8,099 of deferred issue cost.
(5)	Presented after deducting $3,454 of deferred issue cost.
(6)	Assumes no exercise of the underwriters’ over-allotment option to purchase additional Notes.

DESCRIPTION OF NOTES

Set forth below is a description of the specific terms of the                 % Junior Subordinated Notes due 2056 (the “Notes”). This description supplements, and should be read together with, the description of the general terms and provisions of the junior subordinated notes set forth in the accompanying base prospectus under the caption “Description of Debt Securities—Junior Subordinated Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying base prospectus. In this description, “we,” “our,” “us” and “Legg Mason” refer to Legg Mason, Inc. and not to any subsidiary of Legg Mason.

General

The Notes will be issued as a series of junior subordinated notes under a Junior Subordinated Indenture (as supplemented from time to time, the “Junior Subordinated Indenture”), to be entered into between us and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will initially be issued in the aggregate principal amount of $                . We may, at any time and without the consent of the holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). Any additional notes having such similar terms, together with the Notes, will constitute a single series of junior subordinated notes under the Junior Subordinated Indenture; provided that if such additional notes are not fungible with the outstanding Notes for United States federal income tax purposes, then they will be issued under a separate CUSIP number.

In addition, we have granted the underwriters an option to purchase up to an additional $                 million aggregate principal amount of Notes for 30 days after the date of this prospectus supplement in order to cover over-allotments, if any.

Unless earlier redeemed, the entire principal amount of the Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 15, 2056. The Notes are not subject to any sinking fund provision. The Notes are available for purchase in denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Interest

Each Note will bear interest at the rate of                 % per annum (the “Securities Rate”) from the date of original issuance. Subject to our right to defer interest payments as described below, interest on the Notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an “Interest Payment Date”) to the person in whose name such Note is registered at the close of business (i) on the Business Day immediately preceding such Interest Payment Date if the Notes are in book-entry only form or (ii) on the 15th calendar day preceding such Interest Payment Date if the Notes are not in book-entry only form (whether or not a Business Day). The initial Interest Payment Date is December 15, 2016. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. “Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee’s corporate trust office is closed for business.

Option to Defer Interest Payments

At our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes by extending the interest payment period for up to 20 consecutive quarterly periods (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the maturity date of the Notes or end on a day other than an Interest Payment Date. Any deferred interest on the Notes will accrue additional interest at the Securities Rate from the applicable Interest Payment Date to the date of payment, compounded quarterly (such deferred interest and additional interest accrued thereon, “Additional Interest”), to the extent permitted under applicable law. No interest will be due and payable on the Notes until the end of an Optional Deferral Period, except upon a redemption of the Notes during such Optional Deferral Period.

At the end of an Optional Deferral Period or on any redemption date, we will be obligated to pay all accrued and unpaid interest, including any Additional Interest. Once we pay all accrued and unpaid interest payments on the Notes, including any Additional Interest, we can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

We are required to provide to the Trustee written notice of any optional deferral of interest at least 10 and not more than 60 Business Days prior to the earlier of (1) the next applicable Interest Payment Date or (2) the date, if any, upon which it is required to give notice of such Interest Payment Date or the record date therefor to the New York Stock Exchange or any applicable self-regulatory organization. In addition, we are required to deliver to the Trustee an officers’ certificate stating that no default or Event of Default shall have occurred and be continuing. Subject to receipt of the officers’ certificate, the Trustee is required to promptly forward such notice to each holder of record of Notes.

Certain Limitations During an Optional Deferral Period

During an Optional Deferral Period, subject to the exceptions noted below, we shall not:

•	declare or pay any dividend or make any distributions, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by us which rank equally (“pari passu securities”) or junior (“junior securities”), in each case, in right of payment to the Notes.

None of the foregoing, however, shall restrict:

•	any of the actions described in the preceding sentence resulting from any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	dividends, payments or distributions payable in shares of capital stock or warrants, options or rights to acquire our capital stock;

•	redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of ours or any of our subsidiaries or in connection with a dividend reinvestment or stock purchase plan;

•	any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto;

•	redemptions, purchases or other acquisitions of shares of capital stock in connection with the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable Optional Deferral Period;

•	(i) any payment of current or deferred interest on any pari passu securities that is made pro rata to the amounts due on such pari passu securities and the Notes and (ii) any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	(i) the payment of any dividend or distribution on our capital stock within 30 days after the date of declaration of such dividend or distribution, if the dividend or distribution would have been permitted under the Junior Subordinated Indenture on the date of declaration and (ii) the redemption of pari passu securities or junior securities within 30 days after the date on which notice of redemption was given, if at the time the notice was given, such redemption would have been permitted under the Junior Subordinated Indenture.

Optional Redemption

At any time and from time to time on or after September 15, 2021, the Notes will be subject to redemption at our option in whole or in part upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest (including any Additional Interest) on the Notes being redeemed to the redemption date.

If notice of redemption is given as aforesaid, the Notes so to be redeemed will, on the redemption date, become due and payable at the redemption price together with any accrued and unpaid interest thereon (including any Additional Interest), and from and after such date (unless we have defaulted in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the Securities Rate. See “—Events of Default” below.

We may also redeem the Notes before September 15, 2021 (i) in whole, but not in part, if certain changes in tax laws, regulations or interpretations occur, at the redemption price and under the circumstances described below under “—Right to Redeem Upon a Tax Event” and (ii) in whole, but not in part, if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes, at the redemption price and under the circumstances described below under “—Right to Redeem Upon a Rating Agency Event.”

Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding Notes by tender, in the open market or by private agreement.

Right to Redeem Upon a Tax Event

Before September 15, 2021, we may redeem, upon not less than 30 nor more than 60 days’ notice, in whole but not in part, the Notes following the occurrence of a Tax Event (as defined below), at 100% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date.

A “Tax Event” happens when we have received an opinion of counsel experienced in tax matters that, as a result of:

•	any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•	an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•	any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•	a threatened challenge asserted in writing in connection with our audit or an audit of any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of the original issuance of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event

Before September 15, 2021 we may, upon not less than 30 nor more than 60 days’ notice, within the 90 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), redeem, in whole but not in part, the Notes at 102% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Notes on the date of original issuance of the Notes (the “current methodology”), which change reduces the amount of equity credit assigned to the Notes as compared with the amount of equity credit that such rating agency had assigned to the Notes as of the date of original issuance thereof.

Ranking

Our payment obligations under the Notes will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our Senior Indebtedness, whether presently existing or from time to time hereafter incurred, created, assumed or existing. See “Description of Debt Securities—Junior Subordinated Debt Securities—Subordination” in the accompanying base prospectus.

Events of Default

The following are the “Events of Default” with respect to the Notes, which are modified from the events of default described under the heading “Description of Debt Securities—Junior Subordinated Debt Securities—Events of Default” in the accompanying prospectus:

•	failure to pay principal of, premium, if any, on, or interest on, the Notes when due at maturity or earlier redemption;

•	failure to pay interest on the Notes (including Additional Interest) when due and payable (other than at maturity or upon earlier redemption) that continues for 30 days (subject to our right to optionally defer interest payments); or

•	certain events of bankruptcy, insolvency or reorganization involving us.

With respect to the Notes, and for purposes of the immediately succeeding paragraph, the term “Default” means the following event: default in the performance or breach of any covenant or warranty of ours in the Junior Subordinated Indenture (other than (i) a covenant or warranty a default in whose performance or whose breach is addressed in the preceding paragraph or (ii) certain other covenants and warranties inapplicable to the Notes), and continuance of such default or breach for a period of 90 days after specified written notice to us by the Trustee, or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes.

Upon the occurrence and continuance of a Default, the Trustee and the holders of the Notes will have the same rights and remedies, and will be subject to the same limitations, restrictions, protections and exculpations, and we will be subject to the same obligations and restrictions, in each case, as would apply if such Default was an Event of Default or an event which after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued interest on the Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default will be null and void with respect to the Notes; provided, further, that in case a Default has occurred and is continuing, the Trustee will not be subject to the requirement to exercise, with respect to the Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.

Agreement by Holders to Certain Tax Treatment

Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute debt and will treat the Notes as debt for United States federal, state and local tax purposes.

Book-Entry, Delivery and Form

The Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will be depository for the Global Notes.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes of the related series in registered certificated form (“Certificated Notes”) if: (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes of such series or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary; (2) we determine (subject to DTC’s procedures) not to have the Notes of such series represented by a Global Note and provide written notice thereof to the trustee; or (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes and DTC requests such exchange.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the Trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised us that, pursuant to procedures established by it: (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Junior Subordinated Indenture. Under the terms of the Junior Subordinated Indenture, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee, nor any agent of ours or the Trustee’s has or will have any responsibility or liability for: (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Applicable Law

The Notes and the Junior Subordinated Indenture will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations with respect to your acquisition, ownership and disposition of Notes. Unless otherwise indicated, this summary addresses only Notes purchased in this offering at their “issue price” (generally, the first price at which a substantial amount of the Notes are sold to investors for cash (excluding sales to bond houses, brokers or similar organizations acting in the capacity of underwriters, placement agents or wholesalers)) and held as capital assets (generally, property held for investment purposes) and does not address all of the United States federal income tax considerations that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare tax on net investment income consequences, or if you are subject to special treatment under United States federal income tax laws (for example, if you are an insurance company, tax-exempt organization, financial institution, broker or dealer in securities, person that holds Notes as part of a hedge or other integrated investment (including a “straddle”), former citizen or resident of the United States or United States person that has a “functional currency” other than the U.S. dollar). If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. This summary does not address the tax considerations that may be relevant to you if you are a partner in a partnership holding our Notes, and you are urged to consult your own tax advisor in this regard. This summary does not discuss any aspect of state, local or non-United States taxation, or any United States federal tax other than income tax.

This summary is based on provisions of the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in force and effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

We urge all prospective investors in Notes to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of Notes.

Classification of Notes as Indebtedness

The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Notes and no rulings have been sought, or will be sought, from the Internal Revenue Service (the “IRS”). Shearman & Sterling LLP, tax counsel to Legg Mason, is of the opinion that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, the Notes will be classified for United States federal income tax purposes as indebtedness of Legg Mason upon their issuance. This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion.

Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all United States federal, state and local tax purposes. In addition, we intend to treat the Notes as indebtedness for United States federal income tax purposes. The remainder of this discussion assumes that the classification of the Notes as indebtedness will be respected for United States federal income tax purposes.

United States Holders

This discussion applies to you if you are a “United States Holder.” For this purpose, a “United States Holder” is a beneficial owner of a Note that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source;

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	a trust that existed on August 20, 1996, and elected to continue its treatment as a United States person.

Interest Income and Original Issue Discount

Under applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”) for United States federal income tax purposes. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, although the matter is not free from doubt, the Notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, you will include in gross income payments of interest on the Notes at the time the interest accrues or is received in accordance with your method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be remote, or if we exercised such option, the Notes would be treated as issued with OID at the time of issuance or reissued with OID at the time of such exercise, as the case may be. In such event, all stated interest on the Notes would thereafter be treated as OID, which would accrue and be included in your taxable income on an economic accrual basis without regard to the timing of the receipt of cash and regardless of your method of tax accounting. Actual payments of stated interest would not be reported as taxable income. Consequently, a United States Holder of the Notes would be required to include OID in gross income even if we do not make any actual cash payments during an Optional Deferral Period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation described herein.

Sale, Exchange, Retirement or Other Taxable Disposition of a Note

Upon the sale, exchange, retirement or other taxable disposition of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange, retirement or other taxable disposition of the Note (other than amounts, if any, attributable to accrued but unpaid stated interest not previously included in your income which will be taxable as interest income) and your adjusted tax basis in the Note. Assuming that we do not exercise our option to defer payments of interest on the Notes and that the Notes are not deemed to be issued with OID, your adjusted tax basis in a Note generally will equal the cost of the Note to you. If the Notes are deemed to be issued or reissued with OID, your adjusted tax basis in the Notes generally will be the cost of the note to you, increased by the OID previously includible in your gross income to the date of disposition and decreased by payments received on the Notes since and including the date that the Notes were deemed to be issued with OID.

Gain or loss realized upon the sale, exchange, retirement or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, retirement or other taxable disposition, you have held the Note for more than one year. Under current laws, net long-term capital gains of non-corporate United States Holders (including individuals) are eligible for taxation at reduced rates.

Should we exercise our option to defer payments of interest on the Notes, the Notes may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of such a deferral, if you dispose of the Notes between record dates for payments of interest, you will be required to include OID accrued to the date of disposition in taxable income and to add such amount to your adjusted tax basis in its Notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss. The deduction of capital losses for United States federal income tax purposes is subject to substantial limitations.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to certain payments of principal and interest (including any OID) on the Notes and to sales proceeds of Notes paid to United States Holders other than certain payments made to exempt recipients. Backup withholding will apply to payments if the United States Holder is not an exempt recipient and fails to provide a taxpayer identification number on IRS Form W-9 or substantially similar substitute form, furnishes an incorrect taxpayer identification number, fails to certify exemption from backup withholding or receives notification from the IRS that the United States Holder is subject to backup withholding as a result of a failure to report all interest or dividends.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a United States Holder under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-United States Holders

This discussion applies to you if you are a “non-United States Holder.” A “non-United States Holder” is a beneficial owner of a Note (other than a partnership for United States federal income tax purposes) that is not a United States Holder.

Payments of Interest

Subject to the discussion below under “FATCA,” if you are a non-United States Holder of Notes that is not engaged in a United States trade or business, payments of interest (or OID) made to you will not be subject to United States withholding tax at a rate of 30% of the gross amount provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a “controlled foreign corporation” that is related to us through stock ownership; and

•	you have provided the required certifications set forth in Section 871(h) and Section 881(c) of the Code as described in the immediately following paragraph.

To qualify for the exemption from withholding tax with respect to the Notes, you generally will be required to provide in the year in which a payment of interest occurs a statement that:

•	is signed by you under penalties of perjury;

•	certifies that you are the beneficial owner of the Note and are not a United States Holder; and

•	provides your name and address.

This statement generally may be made on an IRS Form W-8BEN or W-8BEN-E, whichever is applicable, or a substantially similar substitute form and you must inform the recipient of any change in the information on the statement within 30 days of such change. Subject to certain exceptions, a payment to a foreign partnership or to certain foreign trusts is treated as a payment directly to the foreign partners or the trust beneficiaries, as the case may be.

If you are engaged in a United States trade or business and interest received by you on a Note is effectively connected with your conduct of such trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States), you will be subject to tax on interest (including OID, if any) you receive on a net income basis in the same manner as if you were a United States Holder unless an applicable income tax treaty provides otherwise. If you are a corporation, effectively connected income may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). You will be exempt from the withholding of United States federal income tax, so long as you have provided an IRS Form W-8ECI or substantially similar substitute form stating that interest (including OID, if any) on the Note is effectively connected with your conduct of a trade or business in the United States.

If you are not eligible for relief under one of the exceptions described above, you may nonetheless qualify for an exemption from, or a reduced rate of, United States federal income and withholding tax under a United States income tax treaty. In general, this exemption or reduced rate of tax applies only if you provide a properly completed IRS Form W-8BEN or W-8BEN-E, whichever is applicable, or substantially similar form claiming benefits under an applicable income tax treaty.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes

You generally will not be subject to United States federal income tax on any gain realized upon your sale, exchange, retirement, or other taxable disposition of Notes unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment you maintain); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition, certain other conditions are met, and you are not eligible for relief under an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments of principal and interest (including any OID) made to a non-United States Holder, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which you are resident. Backup withholding generally will not apply to payments of principal and interest (including any OID) on a Note to a non-United States Holder if such non-United States Holder duly provides certification of foreign status such as an IRS Form W-8BEN or W-8BEN-E, whichever is applicable, (or another applicable form) described in “—Payments of Interest” or if you otherwise establish an exemption from backup withholding, provided that we do not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a sale of a Note effected by the United States office of a United States or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a broker. Unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met or you otherwise establish an exemption, however, information reporting will apply to a payment of the proceeds of the sale of a Note effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a refund, or a credit against such non-United States Holder’s United States federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Non-United States Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

FATCA

Sections 1471 through 1474 of the Code (referred to as “FATCA”) and Treasury Regulations thereunder, when applicable, impose a United States federal withholding tax equal to 30% on any interest (including any OID) paid on debt obligations of U.S. corporations, such as the Notes, and on the proceeds from the disposition of such debt obligations (if such disposition occurs on or after January 1, 2019) if paid to a “foreign financial institution” or a “non-financial foreign entity,” each as defined in the Code (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the United States government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding United States account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners); or (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner (generally by providing the applicable properly completed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form)). An “intergovernmental agreement” between the United States and an applicable foreign country may modify the requirements described in this paragraph. Holders are urged to consult their tax advisors regarding the implications of FATCA on their investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed                 % of the principal amount. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed                 % of the principal amount. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted the underwriters an option to purchase up to an additional $                 principal amount of the Notes for 30 days after the date of this prospectus supplement in order to cover over-allotments, if any. To the extent that the underwriters exercise this option, the underwriters are obligated to severally purchase the applicable Notes covered by the over-allotment option in approximately the same proportion as the proportions of the principal amount of the Notes indicated in the table above.

We have agreed that, for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us that are substantially similar to the Notes.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Legg Mason, Inc.
Per Note		%(1)

(1)

An underwriting discount of $                 per Note (or up to $                 for all Notes) will be deducted from the proceeds paid to us by the underwriters. However, the discount will be $                 per Note for sales to institutions and, to the extent of such institutional sales, the total underwriting discount will be less than the amount set forth in the above table. As a result of sales to institutions, the total proceeds to us before expenses will be $ .

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                 .

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking, corporate trust and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. acted as joint lead arrangers and Citigroup Global Market Inc. acted as sole bookrunner in connection with our Revolving Credit Facility. Additionally, an affiliate of Citigroup Global Markets Inc. is acting as administrative agent under our Revolving Credit Facility. Affiliates of the underwriters are also lenders under our Revolving Credit Facility. As described under “Use of Proceeds” in this prospectus supplement, we expect to use the net proceeds from this offering to repay a portion of the outstanding borrowings under the Revolving Credit Facility. Because affiliates of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will receive more than 5% of the net proceeds from the sale of the Notes, a “conflict of interest” is deemed to exist under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. In addition, in accordance with Rule 5121, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC will not make sales to discretionary accounts without the prior written consent of the customer.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of Notes described in this prospectus supplement may not be made to the public in that member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the first or third bullet above shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a member state to whom any offer of securities is made or who receives any communication in respect of an offer of securities, or who initially acquires any securities will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a “qualified investor” within the meaning of the law in that member state implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where securities have been acquired by it on behalf of persons in any member state other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements. This prospectus supplement has been prepared on the basis that any offer of securities in any member state will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that member state of securities which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC as amended and includes any relevant implementing measure in each member state.

We have not authorized and do not authorize the making of any offer of Notes through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying base prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying base prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows incorporation by reference of information Legg Mason files with them, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The documents listed below are incorporated by reference into this prospectus supplement:

•	Legg Mason’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016;

•	Legg Mason’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016; and

•	The information responsive to Part III of Legg Mason’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 provided in Legg Mason’s Definitive Proxy Statement filed on June 15, 2016.

Any reports filed by us with the SEC on or after the date of this prospectus supplement and before the date that the offering of all of the Notes is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus supplement. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see “Where To Find More Information” in the accompanying base prospectus.

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for us by Thomas C. Merchant, Esq., our Executive Vice President and General Counsel, who as to matters of New York law may rely upon the opinion of Shearman & Sterling LLP, New York, New York. Certain legal matters in connection with the Notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended March 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

LEGG MASON, INC.

DEBT SECURITIES

DEBT WARRANTS

CURRENCY WARRANTS

STOCK WARRANTS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

RIGHTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

PURCHASE CONTRACTS

UNITS

Legg Mason, Inc. (“Legg Mason”) intends to sell from time to time debt securities, warrants to purchase debt securities, warrants to receive the cash value in U.S. dollars of the right to purchase and to sell either foreign currencies or units of two or more currencies at the time of offering, warrants to purchase common stock, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units. Legg Mason may offer debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units (each as defined below) either together or separately and on terms determined by market conditions at the time of sale.

Legg Mason will provide the specific terms of each series of debt securities, debt warrants, currency warrants, stock warrant, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus will not be used to issue any securities unless it is attached to a prospectus supplement.

Legg Mason’s common stock is listed on the New York Stock Exchange under the symbol “LM.”

Please refer to the “Risk Factors” in the applicable prospectus supplement for factors you should consider before investing in our securities. You should also consider carefully the risk factors included in Legg Mason’s Annual Report on Form 10-K filed on May 22, 2015, as updated by the risk factors in Part II, Item 1A in Legg Mason’s Quarterly Report on Form 10-Q filed on February 2, 2016 and the other reports filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before you invest in any of our securities.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 19, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using the “shelf” registration process. Under the shelf registration process, we may offer and sell from time to time debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Where To Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where To Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any other statement or free writing prospectus authorized by Legg Mason in the future. At the date of this prospectus, nobody else has been authorized to provide you with different or additional information. No offer of these securities is being made in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements and the net proceeds to us. See “Plan of Distribution.” The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “our,” “us,” “Legg Mason” or “the Company” refer to Legg Mason, Inc. and its subsidiaries unless the context requires otherwise.

FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated into this prospectus by reference contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Legg Mason does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:

•	projections of revenues, margins, income, earnings per share, capital expenditures, dividends, capital structure or other financial measures;

•	anticipated future net client cash flows and uses for free cash;

•	anticipated changes in our business or in the amount of client assets under management (“AUM”) or assets under advisement (“AUA”);

•	anticipated expense levels, changes in expenses and expectations regarding financial market conditions;

•	anticipated investment performance of, or levels of asset flows to, asset management products we manage;

•	anticipated future investment performance of our affiliates;

•	anticipated future transactions such as acquisitions;

•	anticipated performance of recent, pending and future acquisitions;

•	descriptions of anticipated plans or objectives of management for operations, products or services;

•	forecasts of performance, including expected earnings per share in future periods; and

•	assumptions regarding any of the foregoing.

Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or similar expressions, including the negative of those terms.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. A number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. Such factors are, but are not limited to:

•	the volatility and general level of securities prices and interest rates;

•	the competitive nature of the asset management industry;

•	changes in investor sentiment and confidence;

•	changes in domestic and foreign economic and market conditions;

•	changes in our total AUM, AUA or their composition due to investment performance, client withdrawals or inflows, market conditions, competitive pressures or other reasons;

•	the mix of our AUM or AUA among our affiliates and the revenue yield of our AUM or AUA;

•	the relative investment performance of company-sponsored investment funds and other asset management products both in absolute terms and relative to competing offerings and market indices;

•	our ability to maintain investment management and administrative fees at current levels;

•	the loss of key employees or principals of our current or future operating subsidiaries;

•	fluctuations in operating expenses due to variations in levels of compensation expense incurred as a result of changes in the number of total employees, competitive factors, changes in the percentages of revenues paid as compensation or other reasons;

•	the effect of current and future federal, state and foreign regulation of the asset management industry, including potential liability under applicable securities laws;

•	market, credit and liquidity risks associated with our investment management activities;

•	variations in expenses and capital costs, including depreciation, amortization and other non-cash charges incurred by us to maintain our administrative infrastructure;

•	the impairment of acquired intangible assets and goodwill diluted earnings per common share;

•	costs associated with any credit support activities we engage in with regard to funds managed by our subsidiaries;

•	potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements;

•	unanticipated costs that may be incurred by Legg Mason from time to time to protect client goodwill, to otherwise support investment products or in connection with litigation or regulatory proceedings; and

•	the effect of any acquisitions and dispositions, including prior acquisitions.

Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond our control, including but not limited to those discussed above, and under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended March 31, 2015, our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015 and in our other public filings, press releases and statements by our management. Due to such risks, uncertainties and other factors, do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Forward-looking statements are only as of the date they are made, and, except as required by law, might not be updated to reflect changes as they occur after the forward-looking statements are made. We urge you to review Legg Mason’s filings with the Commission for any updates to our forward-looking statements.

WHERE TO FIND MORE INFORMATION

Legg Mason has filed with the Commission a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus is part of that registration statement. As permitted by the Commission’s rules, this prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.

Legg Mason is subject to the informational requirements of the Exchange Act. As a result, Legg Mason files reports and other information with the Commission. The public may read and copy any materials Legg Mason has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants like Legg Mason that file electronically with the Commission. The address of the Commission’s website is “http://www.sec.gov.” Legg Mason’s common stock is listed on The New York Stock Exchange, Inc., and such reports, proxy and information statements and other information concerning Legg Mason may also be inspected at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. Legg Mason makes additional information available at Legg Mason’s website, “http://www.leggmason.com.” The contents of this website are not incorporated into this prospectus.

This prospectus incorporates by reference certain information that Legg Mason has filed with the Commission under the Exchange Act. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Legg Mason is incorporating by reference in this prospectus and any prospectus supplement the following documents:

•	Legg Mason’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

•	Legg Mason’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2015, September 30, 2015 and December 31, 2015;

•	Legg Mason’s Current Reports on Form 8-K filed on July 29, 2015 and December 30, 2015 and Item 8.01 of Legg Mason’s Current Report on Form 8-K filed on January 22, 2016;

•	The information responsive to Part III of Legg Mason’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 provided in Legg Mason’s Definitive Proxy Statement filed on June 17, 2015; and

•	The description of our common stock contained in our registration statement Form 8-A, which was filed with the SEC on February 23, 2001, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Legg Mason with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities are also incorporated by reference into this prospectus and any prospectus supplement even though they are not specifically identified in this prospectus.

Legg Mason will provide to each person, including any beneficial owner, to whom this prospectus and any prospectus supplement is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Legg Mason, Inc., 100 International Drive, Baltimore, Maryland 21202; telephone number (410) 539-0000. The copies will be provided without charge.

Legg Mason has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

OUR COMPANY

Legg Mason is a global asset management company. Acting through our subsidiaries, we provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other pooled investment vehicles. We offer these products and services directly and through various financial intermediaries. We have operations principally in the United States of America and the United Kingdom and also have offices in Australia, Bahamas, Brazil, Canada, Chile, China, Dubai, France, Germany, Italy, Japan, Luxembourg, Poland, Singapore, Spain, Switzerland and Taiwan.

Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for its various subsidiaries. The predecessor companies to Legg Mason trace back to Legg & Co., a Maryland-based broker-dealer formed in 1899. Our subsequent growth has occurred primarily through internal expansion and the acquisition of asset management and broker-dealer firms. In December 2005, Legg Mason completed a transaction in which it sold its primary broker-dealer businesses to concentrate on the asset management industry.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Legg Mason’s ratio of earnings (loss) to fixed charges for the periods indicated.

	Nine Months Ended	Year Ended March 31,
	December 31, 2015	2015	2014	2013		2012	2011
Ratio of Earnings (Loss) to Fixed Charges	0.5	4.9	5.6	(4.1	)(1)	3.4	3.8

(1)	Earnings were inadequate to cover fixed charges for the year ended March 31, 2013 by $505.6 million.

For purposes of calculating the ratio of earnings (loss) to fixed charges, (i) “earnings” consist of our consolidated income from operations before income taxes and fixed charges and (ii) “fixed charges” consist of interest expense, excluding interest on uncertain tax positions, included in earnings and one third of the total of Rent, Marketing Data Services, Maintenance, Data Processing Service Bureau and Equipment Rental expenses (considered representative of the interest factor). The portion of interest related to uncertain tax positions is excluded from the calculation of fixed charges.

USE OF PROCEEDS

Unless specified otherwise in a prospectus supplement, Legg Mason intends to use the net proceeds from the sale of the securities for general corporate purposes. This may include our continued expansion and diversification, both by internal growth and by acquisition, of our asset management business, and repayment of our outstanding indebtedness. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, interest bearing securities.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, rights to purchase shares of common stock or preferred stock, purchase contracts and units. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where To Find More Information.”

The prospectus supplement to be attached to the front of this prospectus will describe: the terms of the securities offered, the initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

THE SECURITIES

The following sections describe the general terms that will apply to securities that will be offered by Legg Mason pursuant to this prospectus. The specific terms of the securities, and the extent to which the general terms described in the following sections apply to the securities, will be described in the applicable prospectus supplement at the time of the offer.

Legg Mason may issue any combination of the following securities in one or more offerings:

•	debt securities (the “debt securities”);

•	warrants to purchase Legg Mason’s debt securities (the “debt warrants”);

•	warrants to receive from Legg Mason the cash value in U.S. dollars of the right to purchase and sell either foreign currencies or units of two or more currencies (the “currency warrants”);

•	warrants to purchase common stock or preferred stock of Legg Mason (the “stock warrants” and the shares underlying such stock warrants, the “warrant shares”);

•	shares of the common stock of Legg Mason (the “common stock”);

•	shares of the preferred stock of Legg Mason (the “preferred stock”);

•	depositary shares representing fractional shares of preferred stock of Legg Mason of one or more series (the “depositary shares”);

•	rights to purchase common stock or preferred stock of Legg Mason (the “rights”);

•	purchase contracts representing Legg Mason’s obligation to sell debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares or other securities that Legg Mason may sell under this prospectus at a future date or dates (the “purchase contracts”); and

•	units consisting of any combination of two or more of debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares, purchase contracts or debt obligations of third parties, including government securities (the “units”).

The debt securities, debt warrants, currency warrants, stock warrants, warrant shares, common stock, preferred stock, depositary shares, rights, purchase contracts and units or any combination of those securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, stock warrants or conversion or exchange of other offered securities, as applicable are collectively referred to in this prospectus as the “securities.”

DESCRIPTION OF DEBT SECURITIES

Senior Debt Securities

Legg Mason may issue senior debt securities in one or more distinct series. This section summarizes the material terms of the senior debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of senior debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific senior debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below. Unless the context requires otherwise, all references below in this “—Senior Debt Securities” section to “debt securities” refer to senior debt securities issued by Legg Mason under the indenture referred to below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between Legg Mason and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior debt securities will be issued by Legg Mason under an indenture for senior debt securities, dated as of January 22, 2014 (as supplemented from time to time, the “indenture”), between Legg Mason as issuer, and The Bank of New York Mellon, as trustee (the “trustee”), a copy of which is filed herewith as Exhibit 4.1.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our” and “us,” when used to refer to an issuer of debt securities, means Legg Mason.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. See “Where To Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Each series of debt securities will be unsecured obligations of Legg Mason. Any debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Legg Mason.

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under the indenture in one or more series.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	The title of the debt securities of Legg Mason.

•	The total principal amount of the debt securities of the series and any limit on such total principal amount.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•	The form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form.

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•	Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

•	If other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued.

•	If the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions.

•	Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1008 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Any changes or additions to the Events of Default or covenants contained in the indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency debt securities, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the foreign currency (or, if the foreign currency is the Euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) System is open); and provided further that, with respect to Notes as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.

“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

and in the event the LIBOR Currency is the Euro, the “Principal Financial Center” is London.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement or term sheet, we may redeem the debt securities at our option by delivering a notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all the debt securities of any series with the same terms are to be redeemed, the particular debt securities to be redeemed shall be selected not more than 45 days prior to the redemption date by the trustee, from the outstanding debt securities of such series with the same terms not previously called for redemption, by such method as the trustee shall deem appropriate, subject to applicable law, and which may provide for the selection for redemption of portions of the principal of debt securities of such series; provided, however no such partial redemption shall reduce the portion of the principal amount of a debt security not redeemed to less than the minimum authorized denomination for debt securities of such series. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Regardless of anything in this prospectus to the contrary, if a debt security is an OID Note (as defined below) (other than an Indexed Note) as indicated in the prospectus supplement or term sheet, the amount payable in the event of redemption or repayment prior to its stated maturity date will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the OID Note that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

We may at any time purchase debt securities at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Book-Entry Holders. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary or its nominee as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued. The applicable prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the applicable prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a debt security that combines fixed and floating rate terms.

Interest on the debt securities other than in global form denominated in U.S. dollars will be paid by wire transfer to a bank account maintained by the holder or, at the holder’s option, by check mailed on an Interest Payment Date to the persons entitled thereto to the addresses of such holders as they appear in the security register. The principal of, and premium, if any, and, if other than an Interest Payment Date, interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Fixed Rate Notes

Each debt security whose interest is payable at a fixed rate is referred to herein as a “Fixed Rate Note.” The prospectus supplement or term sheet for Fixed Rate Notes will describe a fixed interest rate payable semiannually in arrears on the dates specified in such term sheet or prospectus supplement (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, and premium, if any, and interest on that Fixed Rate Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes on an Interest Payment Date will be paid to holders of record as of the related Regular Record Date. A “Regular Record Date” will be the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

Each interest payment on a Fixed Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Original Issue Discount Notes

We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the OID Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of such debt securities (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The applicable prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:

•	the CD Rate;

•	the Commercial Paper Rate;

•	LIBOR;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the CMT Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.

Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). The Interest Reset Date will be:

•	for Floating Rate Notes with interest that resets daily, each Business Day;

•	for Floating Rate Notes (other than Treasury Rate debt securities) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate debt securities with interest that resets weekly, Tuesday of each week;

•	for Floating Rate Notes with interest that resets monthly, the third Wednesday of each month;

•	for Floating Rate Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Floating Rate Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

•	for Floating Rate Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined. The date interest is determined with respect to Floating Rate Notes is referred to herein as the “Interest Determination Date.” The Interest Determination Date for all Commercial Paper Rate, CD Rate and CMT Rate debt securities is the second Business Day immediately preceding the applicable Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the designated LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for Treasury Rate debt securities will be the day of the week in which the applicable Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Federal Funds Rate Notes and Prime Rate Notes will be the Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest. Interest is paid as follows:

•	for Floating Rate Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Floating Rate Notes with interest that resets quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for Floating Rate Notes with interest that resets semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet; and

•	for Floating Rate Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”).

Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day, then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, and premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate debt securities or CMT Rate debt securities, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•	the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the

CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper–Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper–Nonfinancial.”

•	If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the day that is one New York City Banking Day (as defined below) following the Interest Reset Date pertaining to that Interest Determination Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and designated foreign currency deposits) in the City of New York.

LIBOR Notes. The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such pricing supplement or term sheet as such rate is displayed on Bloomberg on page BBAL (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Bloomberg Page BBAL”) as of 11:00 A.M., London time, on such Interest Determination Date.

The following procedure will be followed if LIBOR cannot be determined as described above:

•	The Company shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Company of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such Interest Determination Date by three major banks in such Principal Financial Center selected by the calculation agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such previous Interest Determination Date or if there is no previous Interest Determination Date then the initial Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable pricing supplement or term sheet, beginning on the second TARGET Business Day after such Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 A.M., Brussels time, on such Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•	EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro zone interbank market by the principal euro zone office of each of four major banks in that market selected by the Company for euro deposits having such Index Maturity, beginning on the related Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for such Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro zone banks quoted, at approximately 11:00 A.M., Brussels time, on that Interest Determination Date, by three major banks in the euro zone selected by the calculation agent: loans of euro having such Index Maturity, beginning on such Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•	If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable pricing supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate, in accordance with the following provisions:

•	If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of such Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”
•	The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent, prior to 9:00 A.M., New York City time, on the Business Day following such Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

•	If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of such Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•	The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date.

•	If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of such Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

•	The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME 1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 A.M., New York City time on that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Page USPRIME1 on that Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on that Interest Determination Date by three major banks in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on that Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such pricing supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 P.M., New York City time, on the related Calculation Date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate on such Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such auction is held, then the Treasury Rate on such Interest Determination Date shall be the bond equivalent yield of the rate on such Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable pricing supplement or term sheet as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of the three leading primary United States government securities dealers selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100

360 – (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is as follows:

•	If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such Interest Determination Date.

•	If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet and for such Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable pricing supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

•

If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for such Interest Determination Date, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately

3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers in New York City (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such Interest Determination Date.

•	If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on such Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls.

•	If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the week or month, as applicable, preceding such Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

•	If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date shall be the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls.

•

If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the applicable week or month, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date shall be the rate on such Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date shall be the rate on the such Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date shall be the CMT Rate in effect on such Interest Determination Date.

Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•	If the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•	If no announcement was made relating to the calendar month preceding such Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on such Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount on the Maturity Date that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same Maturity Date. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and on the Maturity Date. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

Renewable Notes

We may issue debt securities, which we call “Renewable Notes” that will automatically renew at maturity unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, we may issue debt securities whose maturity may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.

The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The applicable prospectus supplement or term sheet will identify a final stated maturity.

If a Renewable Note is represented by a global security, DTC or its nominee will be the holder of the Renewable Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of such Renewable Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Renewable Note must instruct the broker or other DTC participant through which it holds an interest in the Renewable Note to notify DTC of its desire to terminate the automatic extension of the Renewable Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Renewable Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to United States federal tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.

Extendible Notes

We may issue debt securities, which we call “Extendible Notes,” whose maturity may be extended at our option for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a final stated maturity described in the applicable prospectus supplement or term sheet.

We may exercise our option to extend the Extendible Note by notifying the trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective date of maturity. If we elect to extend the Extendible Note, the trustee (or paying agent) will deliver (at least 40 days prior to the then effective date of maturity) to the holder of the Extendible Note a notice (an “Extension Notice”) informing the holder of our election, the new date of maturity and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.

However, we may, not later than 20 days prior to the then effective date of maturity of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher spread and/or spread multiplier, in the case of a Floating Rate Note, for the Extension Period by delivering or causing the trustee (or paying agent) to deliver notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the Fixed Rate Note or Floating Rate Note, as applicable. The notice will be irrevocable.

If we elect to extend the maturity of an Extendible Note, the holder of the Extendible Note will have the option to instead elect repayment of the Extendible Note by us on the then effective date of maturity. In order for an Extendible Note to be so repaid on the date of maturity, we must receive, at least 15 days but not more than 30 days prior to such date of maturity:

(1) the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Extendible Note duly completed; or

(2) a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Extendible Note, the principal amount of the Extendible Note to be repaid, the certificate number or a description of the tenor and terms of the Extendible Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Extendible Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Extendible Note, will be received by the trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the Extendible Note and form duly completed are received by the trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Extendible Note then outstanding if the principal amount of the Extendible Note remaining outstanding after repayment is an authorized denomination.

If an Extendible Note is represented by a global security, DTC or its nominee will be the holder of that Extendible Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Extendible Note must instruct the broker or other participant through which it holds an interest in the Extendible Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to United States federal tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.

Global Securities

What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with, or on behalf of, and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect owner of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” below.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.

•	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for debt securities of the same series in non-book-entry form (certificated debt securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Issuance of Securities in Registered Form” above.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 90 days,

•	if we notify the trustee that we wish to terminate that global security, or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss events of defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and neither we nor the trustee, will be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?”

Payments on Certificated Debt Securities. We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Covenant

Consolidation, Merger, Sale or Conveyance. The indenture provides that Legg Mason may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than Legg Mason, is a corporation organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities of Legg Mason and the performance of every covenant and obligation in the indenture to be performed or observed by Legg Mason;

•	immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	Legg Mason has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for Legg Mason as obligor on the debt securities with the same effect as if it had been named in the indenture as Legg Mason.

Events of Default

An Event of Default with respect to the debt securities of any series is defined in the indenture as:

(a) default in the payment of any interest on debt securities of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of (or premium, if any, on) debt securities of that series at its maturity or upon redemption or repayment when the same becomes due and payable; or

(c) default in the performance, or breach, of any covenant or warranty of Legg Mason in respect of the debt securities of that series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in clauses (a), (b), (d), (e) or (f) of this section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Legg Mason by the trustee or to Legg Mason and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

(d) a default under any indebtedness for money borrowed by Legg Mason or any of its subsidiaries that results in the acceleration of the maturity of such indebtedness, or failure to pay any such indebtedness at maturity, in an aggregate amount of at least $50.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled, or indebtedness paid, within 30 days after notice to Legg Mason by the trustee (to be provided by it promptly after a responsible officer of the trustee receives written notice of such default) or notice to Legg Mason and the trustee by holders of 25% or more of the then outstanding debt securities of that series; or

(e) certain events of bankruptcy, insolvency and reorganization of Legg Mason; or

(f) any other event of default provided in the prospectus supplement with respect to the debt securities of that series.

The indenture provides that:

•	if an event of default described in clause (a), (b), (c), (d) or (f) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•	upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series; and

•	if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, or any premium or interest on, any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

No holder of any debt securities of any series may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the debt securities of such series (or all series in the case of an event of default described in clause (e) above).

The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

Legg Mason must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer thereof to the effect that a review of our activities during such year and our performance under the indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to Legg Mason and the assumption by any such successor of the covenants of Legg Mason contained in the indenture and in the debt securities in accordance with the provisions described above under “—Covenant—Consolidation, Merger, Sale or Conveyance”; or

•	to add to the covenants of Legg Mason for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power in the indenture conferred upon Legg Mason; or

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are being included solely for the benefit of such series); or

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision; or

•	to establish the form or terms of debt securities of any series as permitted by the indenture, including the provisions and procedures relating to debt securities convertible into or exchangeable for any securities of any person (including Legg Mason); or

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the indenture; or

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the provisions described under “—Defeasance”; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•	change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal tax law, Legg Mason can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or Event of Default occurring and continuing, and that such defeasance does not result in a breach or violation of, constitute a default under, any material agreement or instrument (other than the indenture) to which Legg Mason or any of its subsidiaries is a party or is bound.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities for smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we deliver the notice of redemption and ending on the day of that delivery, in order to freeze the list of holders to prepare the delivery. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities; provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

The Bank of New York Mellon may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The Bank of New York Mellon may also serve as trustee under other indentures under which we are the obligor in the future (including the junior subordinated note indenture). The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of debt securities of any series pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

Junior Subordinated Debt Securities

Set forth below is a description of the general terms of the junior subordinated debt securities (the “junior subordinated notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the junior subordinated note indenture to be entered into between Legg Mason, as issuer and The Bank of New York Mellon, as trustee (the “junior subordinated note trustee”) as supplemented from time to time, the “junior subordinated note indenture”), a form of which is filed herewith as Exhibit 4.2. The terms of the junior subordinated notes will include those stated in the junior subordinated note indenture and those made a part of the junior subordinated note indenture by reference to the TIA. Certain capitalized terms used in this prospectus and not defined in this prospectus are defined in the junior subordinated note indenture.

The junior subordinated note indenture is subject to and governed by the TIA. The terms “we,” “our” and “us,” when used to refer to an issuer of junior subordinated notes, means Legg Mason.

General

The junior subordinated notes will be issued as unsecured junior subordinated notes under the junior subordinated note indenture. The junior subordinated note indenture does not limit the aggregate principal amount of junior subordinated notes that may be issued under the junior subordinated note indenture and provides that junior subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the junior subordinated note indenture. The junior subordinated note indenture gives Legg Mason the ability to reopen a previous issue of junior subordinated notes and issue additional junior subordinated notes of such series, unless otherwise provided.

Reference is made to the prospectus supplement and the term sheet that will accompany this prospectus for the following terms of the series of junior subordinated notes being offered by such prospectus supplement or term sheet:

•	the title of such junior subordinated notes;

•	any limit on the aggregate principal amount of such junior subordinated notes;

•	the date or dates on which the principal of such junior subordinated notes is payable;

•	the rate or rates at which such junior subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, on and interest, if any, on such junior subordinated notes shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions on which such junior subordinated notes may be redeemed, in whole or in part, at the option of Legg Mason or at the option of the holder prior to their maturity;

•	the obligation, if any, of Legg Mason to redeem or purchase such junior subordinated notes;

•	the date or dates, if any, after which such junior subordinated notes may be converted or exchanged at the option of the holder into or for shares of common stock of Legg Mason and the terms for any such conversion or exchange;

•	the denominations in which such junior subordinated notes shall be issuable;

•	if other than the principal amount of the junior subordinated notes, the portion of the principal amount of such junior subordinated notes which shall be payable upon declaration of acceleration of the maturity of such junior subordinated notes;

•	any deletions from, modifications of or additions to the Events of Default or covenants of Legg Mason as provided in the junior subordinated note indenture pertaining to such junior subordinated notes;

•	whether such junior subordinated notes shall be issued in whole or in part in the form of a Global Security;

•	the right, if any, of Legg Mason to extend the interest payment periods of such junior subordinated notes; and

•	any other terms of such junior subordinated notes.

The junior subordinated note indenture does not contain provisions that afford holders of junior subordinated notes protection in the event of a highly leveraged transaction involving Legg Mason.

Subordination

The junior subordinated notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Legg Mason. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest (as defined below)) the junior subordinated notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of Legg Mason to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of Legg Mason, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the junior subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the junior subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the junior subordinated notes are paid in full.

The term “Senior Indebtedness” means, with respect to Legg Mason, (i) any payment due in respect of indebtedness of Legg Mason, whether outstanding at the date of execution of the junior subordinated note indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by Legg Mason that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of Legg Mason under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which Legg Mason is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Legg Mason (whether or not such obligation is assumed by Legg Mason), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the junior subordinated notes and (2) any unsecured indebtedness between or among Legg Mason or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the junior subordinated note indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The junior subordinated note indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Legg Mason. As of December 31, 2015, Senior Indebtedness of Legg Mason aggregated to approximately $1.1 billion. Since Legg Mason is a holding company, the right of Legg Mason and, hence, the right of creditors of Legg Mason (including holders of senior debt securities and junior subordinated notes) to participate in any distribution of the assets of any subsidiary of Legg Mason, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred and preferences stockholders of each subsidiary. As of December 31, 2015, on a consolidated basis, Legg Mason had approximately $1.1 billion of outstanding long-term debt (including securities due within one year), of which none was long-term debt of Legg Mason’s subsidiaries (including securities due within one year).

Additional Interest

“Additional Interest” is defined in the junior subordinated note indenture as (i) such additional amounts as may be required so that the net amounts received and retained by the holder (if the holder is a securities trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest not paid on an interest payment date (whether by virtue of deferral or extension, or otherwise), together with interest thereon from such interest payment date to the date of payment, compounded quarterly (or, if specified in the prospectus supplement or term sheet for an offering of a particular series of junior subordinated notes, semi-annually), on each interest payment date.

Events of Default

The junior subordinated note indenture provides that any one or more of the following described events with respect to the junior subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the junior subordinated notes of such series:

•	default in the payment of any interest upon any junior subordinated note of that series when it becomes due and payable on an interest payment date other than at maturity, including Additional Interest (as defined in clause (ii) of the definition thereof) in respect thereof, and continuance of such default for a period of thirty (30) days; provided, however, that (i) a valid extension of the interest payment period by Legg Mason pursuant to the terms of a supplemental indenture authorizing the junior subordinated notes of that series shall not constitute a default in the payment of interest for this purpose and (ii) no such default shall be deemed to exist if, on or prior to the date on which such interest became due, Legg Mason shall have made a payment sufficient to pay such interest pursuant to the guarantee related to the trust securities of the securities trust owning such series of junior subordinated notes, and shall have delivered a notice to the trustee to that effect; or

•	default in payment of Additional Interest (as defined in clause (i) of the definition thereof) and the continuance of such default for a period of thirty (30) days; or

•	default in the payment of the principal of (or premium, if any), or interest (including Additional Interest defined in clause (ii) of the definition thereof) on, any junior subordinated note of that series at its maturity; provided, however, that no such default in the payment of principal (or premium, if any) or interest (including Additional Interest as defined in clause (ii) of the definition thereof) shall be deemed to exist if, on or prior to the date such principal (and premium, if any) or interest (including Additional Interest as defined in clause (ii) of the definition thereof) became due, Legg Mason shall have made a payment sufficient to pay such principal (and premium, if any) or interest (including Additional Interest as defined in clause (ii) of the definition thereof) pursuant to the guarantee related to the trust securities of the securities trust owning such series of junior subordinated notes, and shall have delivered a notice to the trustee to that effect; or

•	default in the deposit of any sinking fund payment, when and as due by the terms of a junior subordinated note of that series and continuance of such default for a period of three business days; or

•	default in the performance or breach of any covenant or warranty of Legg Mason in the junior subordinated note indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this paragraph specifically dealt with or which has expressly been included in the junior subordinated note indenture solely for the benefit of one or more series of junior subordinated notes other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Legg Mason by the trustee, or to Legg Mason and the trustee by the holders of at least 25% in principal amount of the outstanding junior subordinated notes of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the junior subordinated note indenture; or

•	certain events of bankruptcy, insolvency or reorganization of Legg Mason; or

•	any other event of default provided with respect to junior subordinated notes of that series in the supplemental indenture authorizing such series.

The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated note trustee with respect to the junior subordinated notes of such series. If a junior subordinated note indenture Event of Default occurs and is continuing with respect to the junior subordinated notes of any series, then the junior subordinated note trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated notes of such series may declare the principal amount of the junior subordinated notes due and payable immediately by notice in writing to Legg Mason (and to the junior subordinated note trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the junior subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the junior subordinated note indenture, the holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of such series may, by written notice to Legg Mason and the junior subordinated note trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and Legg Mason has paid or deposited with the junior subordinated note trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the junior subordinated note trustee, including reasonable compensation and expenses of the junior subordinated note trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series may, on behalf of the holders of all the junior subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the junior subordinated note indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note of such series affected.

Defeasance

The following provisions will be applicable to each series of junior subordinated notes unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal tax law, Legg Mason can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your junior subordinated notes. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of such junior subordinated notes a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the junior subordinated notes of such series in the relevant currency on their various due dates.

•	Deliver to the junior subordinated note trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the junior subordinated notes of such series any differently than if we did not make the deposit and just repaid such junior subordinated notes ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the junior subordinated notes if there were a shortfall in the trust deposit or the junior subordinated note trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the junior subordinated notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the junior subordinated notes of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for the benefit of all holders of the junior subordinated notes of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the junior subordinated notes of such series in the relevant currency on their various due dates.

•	We must deliver to the junior subordinated note trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the junior subordinated notes of such series any differently than if we did not make the deposit and just repaid such junior subordinated notes ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the junior subordinated notes of such series would be treated as though we paid you your share of the cash and junior subordinated notes or bonds at the time the cash and junior subordinated notes or bonds were deposited in trust in exchange for your junior subordinated notes and you would recognize gain or loss on your junior subordinated notes at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the junior subordinated notes of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or Event of Default occurring and continuing, and that such defeasance does not result in a breach or violation of, constitute a default under, any material agreement or instrument (other than the junior subordinated note indenture) to which Legg Mason or any of its subsidiaries is a party or is bound.

Discharge of the Junior Subordinated Note Indenture

We may satisfy and discharge our obligations under the junior subordinated note indenture by delivering to the junior subordinated note trustee for cancellation all outstanding junior subordinated notes or by depositing with the junior subordinated note trustee or the paying agent after the junior subordinated notes have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding junior subordinated notes and paying all other sums payable under the junior subordinated note indenture.

Registration and Transfer

Legg Mason shall not be required to (i) issue, register the transfer of or exchange junior subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the junior subordinated notes of such series called for redemption or (ii) issue, register the transfer of or exchange any junior subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any junior subordinated notes will be made only against surrender to the Paying Agent of such junior subordinated notes. Principal of and interest on junior subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Legg Mason may designate from time to time, except that, at the option of Legg Mason, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the junior subordinated notes. Payment of interest on junior subordinated notes on any interest payment date will be made to the person in whose name the junior subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement or term sheet, the junior subordinated note trustee will act as Paying Agent with respect to the junior subordinated notes. Legg Mason may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by Legg Mason to a Paying Agent for the payment of the principal of or interest on the junior subordinated notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Legg Mason, and the holder of such junior subordinated notes will from that time forward look only to Legg Mason for payment of such principal and interest.

Modification

The junior subordinated note indenture contains provisions permitting Legg Mason and the junior subordinated note trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of each series that is affected, to modify the junior subordinated note indenture or the rights of the holders of the junior subordinated notes of such series; provided that no such modification may, without the consent of the holder of each outstanding junior subordinated note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any junior subordinated note, or reduce the principal amount of any junior subordinated note or the rate of interest (including Additional Interest) on any junior subordinated note or any premium payable upon the redemption of any junior subordinated note, or change the method of calculating the rate of interest on any junior subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any junior subordinated note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding junior subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the junior subordinated note indenture or certain defaults under the junior subordinated note indenture and their consequences) provided for in the junior subordinated note indenture, or (iii) modify any of the provisions of the junior subordinated note indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the junior subordinated note indenture cannot be modified or waived without the consent of the holder of each outstanding junior subordinated note that is affected, or (iv) modify the provisions of the junior subordinated note indenture with respect to the subordination of the junior subordinated notes in a manner adverse to such holder.

In addition, Legg Mason and the junior subordinated note trustee may execute, without the consent of any holders of junior subordinated notes, any supplemental indenture for any of the following purposes:

•	to evidence the succession of another corporation to Legg Mason and the assumption by any such successor of the covenants of Legg Mason in the junior subordinated note indenture and in the junior subordinated notes; or

•	to add to the covenants of Legg Mason for the benefit of the holders of all or any series of junior subordinated notes (and if such covenants are to be for the benefit of less than all series of junior subordinated notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon Legg mason; or

•	to add any additional events of default; or

•	to add to or change any of the provisions of the junior subordinated note indenture, to change or eliminate any restrictions on the payment of principal (or premium, if any) on junior subordinated notes or to permit the issuance of junior subordinated notes in uncertificated form, provided any such action shall not adversely affect the interests of the holders of junior subordinated notes of any series in any material respect; or

•	to change or eliminate any of the provisions of the junior subordinated note indenture with respect to any series of junior subordinated notes that have not yet been issued under the junior subordinated note indenture; or

•	to secure the junior subordinated notes; or

•	to establish the form or terms of junior subordinated notes of any series as permitted by the junior subordinated note indenture; or

•	to evidence and provide for the acceptance of appointment under the junior subordinated note indenture by a successor trustee with respect to the junior subordinated notes of one or more series and to add to or change any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the junior subordinated note indenture; or

•	to cure any ambiguity, to correct or supplement any provision in the junior subordinated note indenture which may be inconsistent with a other provision therein, or to make provisions with respect to matters or questions arising under the junior subordinated note indenture, provided such action shall not adversely affect the interests of the holders of junior subordinated notes of any series or holders of outstanding trust securities in any material respect; or

•	subject to certain limitations, to make any change in the provisions described under this “—Modification” section that would limit or terminate the benefits available to any holder of Senior Indebtedness; or

•	to modify, eliminate or add to the provisions of the junior subordinated note indenture to such extent as shall be necessary to the qualification of the junior subordinated note indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted, and to add to the junior subordinated note indenture such other provisions as may be expressly required by the Trust Indenture Act.

Consolidation, Merger, Sale or Conveyance

The junior subordinated note indenture provides that Legg Mason may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	the successor or transferee entity, if other than Legg Mason, is a corporation organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest (including Additional Interest) on, all the outstanding junior subordinated notes of Legg Mason and the performance of every covenant and obligation in the indenture to be performed or observed by Legg Mason;

•	immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	Legg Mason has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the junior subordinated note indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for Legg Mason as obligor on the junior subordinated notes with the same effect as if it had been named in the junior subordinated note indenture as Legg Mason.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement or term sheet, we may redeem the junior subordinated notes at our option by delivering a notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the junior subordinated notes to be redeemed. If the junior subordinated notes are registered in the name of only one holder, any partial redemptions shall be pro rata; provided that, in the case of any such holder which is a depositary or a nominee thereof, nothing in this sentence shall affect the right of such depositary to select for redemption the positions held by its participants in accordance with the procedures of such depositary. If the junior subordinated notes are held in definitive form by more than one holder and if less than all the junior subordinated notes of any series are to be redeemed, the particular junior subordinated notes to be redeemed shall be selected not more than 45 days prior to the redemption date by the junior subordinated note trustee, from the outstanding junior subordinated notes of such series not previously called for redemption, by lot or other such method as the junior subordinated note trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for junior subordinated notes of that series or any integral multiple thereof) of the principal amount of junior subordinated notes of such series of a denomination larger than the minimum authorized denomination for junior subordinated notes of that series. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the junior subordinated notes or portions thereof called for redemption.

We may at any time purchase junior subordinated notes at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any junior subordinated notes that we purchase.

Information Concerning the Junior Subordinated Note Trustee

The junior subordinated note trustee, prior to an Event of Default with respect to junior subordinated notes of any series, undertakes to perform, with respect to junior subordinated notes of such series, only such duties as are specifically set forth in the junior subordinated note indenture and, in case an Event of Default with respect to junior subordinated notes of any series has occurred and is continuing, shall exercise, with respect to junior subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the junior subordinated note trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated note indenture at the request of any holder of junior subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the junior subordinated note trustee. The junior subordinated note trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the junior subordinated note trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The junior subordinated note trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The Bank of New York Mellon may also serve as trustee under other indentures under which we are the obligor in the future (including the senior note indenture). The trustee shall be under no obligation to exercise any of the rights or powers vested in it by this indenture at the request or direction of any of the holders of junior subordinated notes of any series pursuant to this indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Governing Law

The junior subordinated note indenture and the junior subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

Legg Mason will have the right at all times to assign any of its rights or obligations under the junior subordinated note indenture to a direct or indirect wholly-owned subsidiary of Legg Mason; provided, that, in the event of any such assignment, Legg Mason will remain primarily liable for all such obligations. Subject to the foregoing, the junior subordinated note indenture will be binding upon and inure to the benefit of the parties to the junior subordinated note indenture and their respective successors and assigns.

Senior Subordinated Debt Securities and Debt Securities of Other Ranking

We may from time to time offer senior subordinated debt securities and debt securities of other ranking. Each time we sell such debt securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.

DESCRIPTION OF DEBT WARRANTS

Each series of debt warrants will be issued by Legg Mason under a separate debt warrant agreement to be entered into between Legg Mason and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement or term sheet. The forms of each of the debt warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference into the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the debt warrants Legg Mason may issue. Further terms of the debt warrants and applicable debt warrant agreement will be set forth in the applicable prospectus supplement or term sheet. The specific terms of a debt warrant as described in the applicable prospectus supplement or term sheet will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the applicable prospectus supplement or term sheet will control. See “Where To Find More Information” for information on how to locate the debt warrant agreement.

General

A prospectus supplement or term sheet relating to each series of debt warrants that may be offered will include specifications relating to the offering. These terms will include the following:

•	the title of such debt warrants;

•	the aggregate number of such debt warrants and whether such debt warrants may be settled in cash;

•	the price or prices at which such debt warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such debt warrants may be payable;

•	the aggregate principal amount and terms of the Legg Mason debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related Legg Mason debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such Legg Mason debt security;

•	the date, if any, when such debt warrants and the related Legg Mason debt securities will be separately transferable;

•	the principal amount of Legg Mason debt securities purchasable upon exercise of each debt warrant and the exercise price;

•	the date when the right to exercise such debt warrants begins and ends or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the debt warrants;

•	a discussion of the material U.S. federal income tax considerations that are specific to the debt warrants being offered; and

•	any other terms of such debt warrants, including terms, procedures and limitations relating to the exchange or exercise of such debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement or term sheet. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the Legg Mason debt securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Legg Mason debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of Legg Mason debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement or term sheet relating to the debt warrants offered thereby. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or term sheet relating to the debt warrants offered by such prospectus supplement or term sheet. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement or term sheet. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement or term sheet, Legg Mason will, as soon as practicable, forward the Legg Mason debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

DESCRIPTION OF CURRENCY WARRANTS

Currency warrants may be in the form of either: (i) currency warrants giving holders the right to receive from Legg Mason the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars (the “currency put warrants”) or (ii) currency warrants giving the holders the right to receive from Legg Mason the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars (the “currency call warrants”). The spot exchange rate of the applicable base currency as compared to the U.S. dollar will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration.

Each series of the currency warrants will be issued by Legg Mason under a currency warrant agreement between Legg Mason and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement or term sheet. The forms of each of the currency warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the currency warrants Legg Mason may issue. Further terms of the currency warrants and applicable currency warrant agreement will be set forth in the applicable prospectus supplement or term sheet. The specific terms of a currency warrant as described in the applicable prospectus supplement or term sheet will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the applicable prospectus supplement or term sheet will control. See “Where To Find More Information” for information on how to locate the currency warrant agreement.

General

A prospectus supplement or term sheet related to each series of currency warrants that may be offered will include specific terms relating to the offering. These terms will include the following:

•	whether currency put warrants or currency call warrants will be offered;

•	the title of such currency warrants;

•	the aggregate number of such currency warrants;

•	the formula for determining the cash settlement value, if any, of each currency warrant;

•	the price or prices at which such currency warrants will be issued;

•	the procedures and conditions relating to the exercise of each series of currency warrants;

•	when the currency warrants will be deemed to be automatically exercised;

•	any minimum number of currency warrants which must be exercised at any one time;

•	the dates the right to exercise such currency warrants will begin and end or, if a holder may not continuously exercise the warrants throughout the period, the specific date or dates on which the holder may exercise the currency warrants;

•	a discussion of the material U.S. federal income tax considerations, if any, that are specific to the currency warrants being offered; and

•	any other terms of such currency warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Book-Entry Procedures and Settlement

Except as may otherwise be provided in the applicable prospectus supplement or term sheet, the currency warrants will be issued in book-entry form represented by a global currency warrant certificate registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing currency warrants. A holder’s ownership of a currency warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder’s account. In turn, the total number of currency warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any currency warrant will be effected only through the selling holder’s brokerage firm.

The cash settlement value will be paid by the currency warrant agent to the depositary. The depositary will be responsible for crediting the amount of such payments to the accounts of participants or indirect participants in accordance with its standard procedures. Each participant or indirect participant will be responsible for disbursing such payments to the holders that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the holders that it represents.

Exercise of Currency Warrants

Except as may otherwise be provided in the applicable prospectus supplement or term sheet, each currency warrant will entitle the holder to receive the cash settlement value of such currency warrant on the applicable exercise date, in each case as such terms will be defined in the applicable prospectus supplement or term sheet. If not exercised prior to 3:00 P.M., New York City time, on the fifth New York Banking Day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date.

Listing

If provided in the applicable prospectus supplement or term sheet, each issue of currency warrants may be listed on a national securities exchange, subject to official notice of issuance, as a condition of sale of any such currency warrants. In the event that any listed currency warrants are delisted from, or permanently suspended from trading on, such exchange, the expiration date for such currency warrants will be the date such delisting or trading suspension becomes effective and currency warrants not previously exercised will be deemed automatically exercised on such expiration date. The applicable currency warrant agreement will contain a covenant of Legg Mason not to seek delisting of the currency warrants, or suspension of their trading, on such exchange.

DESCRIPTION OF STOCK WARRANTS

General

Legg Mason may issue warrants to purchase common stock or preferred stock of Legg Mason (“stock warrants”). We will issue the stock warrants under warrant agreements (each, a “stock warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “stock warrant agent”), identified in the applicable prospectus supplement or term sheet.

The forms of each of the stock warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the stock warrants Legg Mason may issue. Further terms of the stock warrants and applicable stock warrant agreement will be set forth in the applicable prospectus supplement or term sheet. The specific terms of a stock warrant as described in the applicable prospectus supplement or term sheet will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the applicable prospectus supplement or term sheet will control. See “Where To Find More Information” for information on how to locate the stock warrant agreement.

Because this section is a summary, it does not describe every aspect of the stock warrants and stock warrant agreement.

You should read the applicable prospectus supplement or term sheet for the material terms of any stock warrants we may issue, including the following:

•	the title and aggregate number of the stock warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of each stock warrant;

•	the price, or the manner of determining the price, at which the shares may be purchased upon exercise;

•	if other than cash, the property and manner in which the exercise price may be paid;

•	any minimum number of stock warrants that must be exercised at any one time;

•	the time or times at which, or period or periods in which, the stock warrants may be exercised and the expiration date of the stock warrants;

•	any optional redemption terms;

•	the terms of any right that we may have to accelerate the exercise of the stock warrants upon the occurrence of certain events;

•	whether the stock warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities;

•	the date, if any, on and after which the stock warrants and any other offered securities will be separately transferable; and

•	any other terms of the stock warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Certificates representing stock warrants will be exchangeable for new stock warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of stock warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Stock warrants may be exercised at the corporate trust office of the stock warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Stock Warrants

Each stock warrant will entitle the holder thereof to purchase the number of shares of Legg Mason’s common stock or preferred stock, as applicable, at the exercise price set forth in, or calculable from, the applicable prospectus supplement or term sheet relating to the stock warrants. After the close of business on the applicable expiration date, unexercised stock warrants will be void.

Stock warrants may be exercised by payment to the stock warrant agent of the exercise price and by delivery to the stock warrant agent of the related stock warrant certificate, with the reverse side thereof properly completed. Stock warrants will be deemed to have been exercised upon receipt of the exercise price and the stock warrant certificate or certificates. Upon receipt of the payment and the properly completed stock warrant certificates, we will, as soon as practicable, deliver the shares of common stock or preferred stock, as applicable, purchased upon the exercise.

If fewer than all of the stock warrants represented by any stock warrant certificate are exercised, a new stock warrant certificate will be issued for the unexercised offered stock warrants. The holder of an offered stock warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock or preferred stock, as applicable, purchased upon exercise.

Modifications

There are three types of changes Legg Mason can make to a stock warrant agreement and the stock warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your stock warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding stock warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the stock warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the stock warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the stock warrants.

Changes Requiring a Majority Vote. Any other change to the stock warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised stock warrants affected thereby. Most changes fall into this category.

Stock Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of common stock or preferred stock, as applicable, covered by a stock warrant are subject to adjustment will be set forth in the stock warrant agreement and the applicable prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock or preferred stock, as applicable, covered by the stock warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a stock warrant, upon exercise thereof, would be treated as if the holder had exercised the stock warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock or preferred stock, as applicable.

No Rights as Stockholders

Holders of stock warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

DESCRIPTION OF COMMON STOCK

The following summary describes elements of Legg Mason’s Articles of Incorporation and Bylaws as well as relevant sections of The Maryland Business Combination Act (the “Business Combination Act”). Legg Mason’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $.10 per share, of which 107,708,098 shares were issued and outstanding as of January 28, 2016 and (ii) 4,000,000 shares of preferred stock, par value $10.00 per share of which no shares are issued and outstanding as of the date of this prospectus. The following summary is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws, copies of which are on file with the SEC, and the Business Combination Act.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by Legg Mason’s Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock or series common stock (as described below), if any. In the event of liquidation, dissolution or winding up of Legg Mason, the holders of common stock are entitled as a class, share for share, to share ratably in all assets remaining after payment of debts and other liabilities of Legg Mason and the payment of the full preferential amounts to which the holders of preferred stock are entitled. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by Legg Mason. There are no redemption or sinking fund provisions applicable to the common stock. The common stock sold by Legg Mason in an offering pursuant to this prospectus, when sold to the underwriters of such offering in the manner described in this prospectus and the prospectus supplement or term sheet relating to such offering will be, and all currently outstanding common stock of Legg Mason is, duly authorized, validly issued, fully paid and non-assessable.

Authorized but Unissued Capital Stock

Maryland law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable Legg Mason’s Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Legg Mason by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Legg Mason’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Two-Tier Business Combination Provisions

The Maryland Business Combination Act

Legg Mason is a Maryland corporation subject to the Business Combination Act. The Business Combination Act provides that “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which such stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. These voting provisions do not apply if the stockholders receive a minimum price, as defined under Maryland law.

Articles of Incorporation

As permitted by the Business Combination Act, our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding shares of voting stock to approve any “business combination” of us with any “related person” unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the related person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the related person. A related person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term “business combination” is defined to include a wide variety of transactions between us and a related person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

However, if the related person pays a “fair price” to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the related person. Under our Articles of Incorporation, the “fair price” must be at least equal to the greater of:

•	the highest price paid or agreed to be paid by the related person to purchase shares of our common stock during the 24-month period prior to the taking of such vote; or

•	the highest market price of the common stock during the 24-month period prior to the taking of such vote; or

•	the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

In addition, the “fair price” consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the related person in acquiring any of its shares of our common stock.

The special voting provisions are not applicable to a business combination authorized by our Board of Directors by a vote which includes a majority of our “disinterested directors.” A disinterested director is defined to include any member of our Board of Directors who is not the related person (or an affiliate or associate of the related person) and who was a director prior to the time that the related person became a related person, and any successor of a disinterested director who is not the related person (or an affiliate or associate of the related person) and who is recommended to succeed a disinterested director by a majority of the disinterested directors then on our Board of Directors.

Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not related persons, unless such proposal was proposed by our Board of Directors by a vote which includes a majority of the disinterested directors.

The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares (including the Business Combination Act), as well as by our classified Board of Director provisions.

Articles of Incorporation; Bylaws

In addition to the provisions described above in “Two-Tier Business Combination Provisions,” the Articles of Incorporation and the Bylaws contain certain provisions that could make more difficult the acquisition of Legg Mason by means of a tender offer, a proxy contest or otherwise.

Non-Staggered Board. The Articles of Incorporation and the Bylaws provide that Legg Mason’s Board of Directors will be non-staggered. All directors will be elected for terms expiring at the next annual meeting of stockholders. The Articles of Incorporation provide that the number of directors will be fixed in the manner provided in the Bylaws. The Articles of Incorporation and the Bylaws provide that the number of directors will be fixed from time to time pursuant to any regular meeting or any special meeting by a majority of the entire Board of Directors, but must consist of not less than six directors and not more than twenty directors. In addition, the Bylaws provide that any vacancies will not affect the Bylaws or the powers of the remaining Board of Directors under the Bylaws.

Removal of Directors. Under the Maryland General Corporation Law (the “MGCL”), unless otherwise provided in the Articles of Incorporation, directors serving on a classified board may be removed by the stockholders with or without cause. In addition, the Articles of Incorporation and the Bylaws provide that directors may be removed with or without cause and only upon the affirmative vote of holders of at least 70% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors.

Stockholder Action. The Articles of Incorporation and the Bylaws provide that stockholder action can be taken without a meeting (i) if a unanimous consent in writing or by electronic transmission is signed by all the stockholders entitled to vote on the subject matter and any other stockholders entitled to notice of a meeting of stockholders have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders or (ii) unless the Articles of

Incorporation or the Bylaws require otherwise, by the holders of any class of stock, other than common stock entitled to vote generally in the election of directors, by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if Legg Mason gives notice of the action to each holder of the class of stock not later than ten days after the effective time of the action. The Articles of Incorporation and the Bylaws provide that special meetings of stockholders can be called by the chairman of the Board of Directors, Legg Mason’s Chief Executive Officer, the president or a majority of the Board of Directors. Majority stockholders are permitted to call a special meeting through a written request to the secretary. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Legg Mason.

Advance Notice Procedures. Not less than ten nor more than 90 days before the date of every meeting of stockholders, the secretary must give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting. In the case of a special meeting or as otherwise may be required by any statute, such written notice must contain the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission, or by any other means permitted by Maryland law. If mailed, such notice is deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid. If transmitted electronically, such notice is deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. Legg Mason may give a single notice to all stockholders who share an address, which single notice will be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, will not affect the validity of any meeting fixed in accordance with this procedure or the validity of any proceedings at any such meeting.

Legg Mason may postpone or cancel a meeting of stockholders by making a public announcement through disclosure in a press release or in a document publicly filed with the Commission of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed must be given not less than ten days prior to such date.

Liability of Directors; Indemnification. The Articles of Incorporation provide that a director will not be personally liable for monetary damages to Legg Mason or its stockholders, except to the extent such limitation of liability is not permitted under the MGCL. The Articles of Incorporation also provide that notwithstanding any contrary provision of law, no indemnification will be provided for any officer, director, employee or agent of any predecessor of Legg Mason unless the Bylaws otherwise provide. The Bylaws provide for indemnification of any person who is serving or has served as a director or officer of Legg Mason, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

Amendment. The Articles of Incorporation provide that Legg Mason may amend its Articles of Incorporation, including any provision which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock. However, no such amendment may change the terms of any class or series of any class of the outstanding stock unless such change of terms shall have been authorized by the holders of not less than two-thirds of all shares of such class or series of such class at the time outstanding.

The Bylaws provide that the Bylaws may be amended only by a majority of the entire Board of Directors at any regular meeting of the Board of Directors or at any special meeting called for that purpose.

The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws, copies of which are exhibits to the Registration Statement of which this prospectus is a part.

Registrar and Transfer Agent

The registrar and transfer agent for the common stock is American Stock Transfer & Trust Company, LLC.

Listing

Legg Mason’s common stock is listed on the New York Stock Exchange under the symbol “LM.”

DESCRIPTION OF PREFERRED STOCK

Under Legg Mason’s Articles of Incorporation, its Board of Directors is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 4,000,000 shares of preferred stock, $10.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by the Board of Directors or a duly authorized committee thereof.

Because this section is a summary, it does not describe every aspect of Legg Mason’s preferred stock. We urge you to read Legg Mason’s Articles of Incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. Legg Mason has filed the Articles of Incorporation and will file the certificate of designations with the SEC. See “Where To Find More Information” for information on how to obtain copies of these documents.

The specific material terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.

General

Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:

•	The title and stated value of the preferred stock.

•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

•	The date from which dividends on the preferred stock will accumulate, if applicable.

•	The liquidation rights of the preferred stock.

•	The procedures for any auction and remarketing, if any, of the preferred stock.

•	The sinking fund provisions, if applicable, for the preferred stock.

•	The redemption provisions, if applicable, for the preferred stock.

•	Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

•	Whether the preferred stock will have voting rights and the terms thereof, if any.

•	Whether the preferred stock will be listed on any securities exchange.

•	Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

•	Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to Legg Mason’s Articles of Incorporation and to any limitations contained in its outstanding preferred stock, Legg Mason may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of its stockholders, including holders of its then outstanding preferred stock.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

Dividends

Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of Legg Mason’s assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on our books on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.

Conversion and Exchange

If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of shares of common stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of the common stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights

In the event of Legg Mason’s voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of the preferred stock will be entitled to receive out of the assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any stock that is junior as to dividends and liquidation rights to such series of preferred stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon Legg Mason’s voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets. Legg Mason’s consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of its assets will not be deemed to be a liquidation, dissolution or winding up for purposes of these provisions.

Redemption

If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at Legg Mason’s option at the times and at the redemption prices set forth therein.

Voting Rights

Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote.

DESCRIPTION OF DEPOSITARY SHARES

General

Legg Mason may, at its option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that Legg Mason determines to do so, it will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement or term sheet relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among Legg Mason, a depositary to be named in the applicable prospectus supplement or term sheet and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement or term sheet may relate. The particular terms of the depositary shares to which any prospectus supplement or term sheet may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement or term sheet. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement or term sheet differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement or term sheet relating to such deposited shares.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement or term sheet, including the definitions.

Immediately following Legg Mason’s issuance of shares of a series of preferred stock that will be offered as fractional shares, Legg Mason will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon Legg Mason’s written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at Legg Mason’s expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with Legg Mason’s approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by Legg Mason or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If Legg Mason redeems shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by Legg Mason with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to Legg Mason after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and Legg Mason will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Conversion and Exchange

Depositary shares are not convertible into or exchangeable for other shares of Legg Mason’s stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other shares of Legg Mason’s stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the depositary with written instructions to convert or exchange the preferred stock into whole shares of Legg Mason’s other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, Legg Mason will cause the conversion or exchange thereof and will deliver to the holder whole shares of Legg Mason’s other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between Legg Mason and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by Legg Mason at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of Legg Mason and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

Except as provided in the prospectus supplement or term sheet, Legg Mason will pay the fees and expenses of the depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Legg Mason written notice of its election to do so, and Legg Mason may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from Legg Mason that are delivered to the depositary and which Legg Mason is required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement or term sheet. Unless otherwise set forth in the applicable prospectus supplement or term sheet, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that Legg Mason may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement or term sheet will contain the material terms and conditions for each right. The accompanying prospectus supplement or term sheet may add, update or change the terms and conditions of the rights as described in this prospectus. The particular terms of each issue of rights, the rights agent agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement or term sheet, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement or term sheet. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or term sheet. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement or term sheet. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement or term sheet, Legg Mason will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, Legg Mason may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF PURCHASE CONTRACTS

Legg Mason may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from Legg Mason and Legg Mason to sell to the holders, a specified principal amount of debt securities, debt warrants, currency warrants, stock warrants, common stock, preferred stock, depositary shares or other securities that Legg Mason may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by Legg Mason or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require Legg Mason to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement or term sheet related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement or term sheet will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

Legg Mason may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement or term sheet related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

HOLDING COMPANY STRUCTURE

We are a holding company and our assets consist primarily of investments in our subsidiaries. A substantial portion of our consolidated liabilities have been incurred by our subsidiaries. Our rights and the rights of our creditors, including holders of our securities, to participate in the distribution of assets of any subsidiary upon liquidation or reorganization of a subsidiary or otherwise will be subject to prior claims of the subsidiary’s creditors, including trade creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Accordingly, the holders of our securities may be deemed to be effectively subordinated to such claims. As of December 31, 2015, our subsidiaries had a total of approximately $1.0 billion of outstanding liabilities, including indebtedness.

Our ability to service our indebtedness and other obligations, including the securities offered hereby, is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings and cash flow.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of securities in the applicable prospectus supplement or term sheet, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds to the issuer from sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Any underwriters, dealers or agents participating in a sale of securities may be considered to be underwriters under the Securities Act. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the securities in any of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

If underwriters are used in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters will also be obligated to purchase all the securities of an issue if any are purchased. Any initial public offering price or any concession allowed or reallowed or paid to dealers may be changed.

We may also sell the securities directly or through agents. Any agent will be named and any commissions payable to the agent will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price set forth in the applicable prospectus supplement or term sheet using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement or term sheet will describe the commission payable for solicitation and the terms and conditions of these contracts.

The applicable prospectus supplement or term sheet will describe any restrictions on the sale of securities if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for Legg Mason in the ordinary course of business.

Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

LEGAL MATTERS

The validity of the securities to be issued by Legg Mason will be passed upon by Thomas C. Merchant, Esq., our Executive Vice President and General Counsel, who as to matters of New York law may rely upon the opinion of Shearman & Sterling LLP, New York, New York. With respect to matters of New York law, the validity of the securities to be issued by Legg Mason will be passed upon for us by Shearman & Sterling LLP unless otherwise provided for in the applicable prospectus supplement. Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

            % Junior Subordinated Notes due 2056

PROSPECTUS SUPPLEMENT

                , 2016

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	Citigroup	J.P. Morgan	Wells Fargo Securities